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                                TABLE OF CONTENTS
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                                    ARTICLE I
Definitions
1.01 Certain Defined Terms...................................................2
1.02 Rules of Interpretation.................................................8

                                   ARTICLE II
Letter of Credit
2.01 Agreement to Issue Letter of Credit.....................................9
2.02 Obligations.............................................................9
2.03 Obligations Absolute...................................................11
2.04 Letter of Credit Fees and Commissions..................................12
2.05 Increased Costs Due to Change in Law...................................12
2.06 Additional Fees........................................................13
2.07 Waivers................................................................13
2.08 Payment of Expenses, Etc...............................................14
2.09 Actions Relating to Letter of Credit; Indemnity........................14
2.10 Prepayments............................................................16
2.11 Right of Bank to Extend Letter of Credit...............................17
2.12 Optional Prepayment of Certificates; Custodial Account.................17
2.13 Receipt of Certain Funds by Bank.......................................19
2.14 Removal and Replacement of Remarketing Agent...........................19

                                   ARTICLE III
Collateral Security
3.01 Security Interest in Accounts..........................................20
3.02 Right of Setoff........................................................20
3.03 Security Interest in Certificates......................................20
3.04 Further Security.......................................................21

                                   ARTICLE IV
Conditions Precedent
4.01 Opinion of Counsel to the Company......................................21
4.02 Opinion of Special Counsel.............................................21
4.03 Required Acts and Conditions...........................................21
4.04 No Default.............................................................21
4.05 Representations and Warranties.........................................22
4.06 Certificate of Compliance..............................................22
4.07 Proceedings............................................................22
4.08 Filings and Recordings.................................................23
4.09 Other Conditions Precedent. ...........................................23
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                                    ARTICLE V
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Representations and Warranties
5.01 Due Organization, Etc..................................................23
5.02 Due Authorization, Etc.................................................23
5.03 Approvals..............................................................24
5.04 Enforceability.........................................................24
5.05 Financial Statements...................................................24
5.06 Litigation.............................................................25
5.07 Title to Property......................................................25
5.08 Compliance with Laws, Contracts........................................25
5.09 Loan Documents.........................................................26
5.10 Exemption of Interest from Federal Income Tax..........................26
5.11 No Misleading Statements...............................................26
5.12 Employee Retirement Income Security Act of 1974........................26
5.13 Subsidiaries...........................................................26
5.14 No Burdensome Restrictions.............................................27
5.15 Taxes..................................................................27
5.16 Investment Company Act.................................................27
5.17 Leases.................................................................27

                                   ARTICLE VI
Affirmative Covenants
6.01 Financial Statements...................................................28
6.02 Officer's Certificate..................................................29
6.03 Accountant's Certificate...............................................30
6.04 Subsidiaries...........................................................30
6.05 Other Reports..........................................................30
6.06 Inspection.............................................................32
6.07 Payment of Taxes and Other Charges; ERISA..............................32
6.08 Preservation of Existence, Etc.........................................32
6.09 Compliance with Laws, Etc..............................................32
6.10 Certain Notices........................................................33
6.11 Insurance..............................................................33
6.12 Related Documents......................................................33
6.13 Incorporated Covenants.................................................33

                                   ARTICLE VII
Negative Covenants
7.01 Issuance of Stock By Subsidiaries......................................34
7.02 Prohibition of Certain Contracts.......................................34
7.03 Consolidated Tax Returns...............................................35
7.04 Sale of Certain Instruments and Accounts...............................35
7.05 Leasebacks.............................................................35
7.06 Amendments.............................................................36
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                                  ARTICLE VIII
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Events of Default
8.01 Events of Default......................................................36
8.02 Remedies...............................................................39
8.03 Additional Remedies....................................................39

                                   ARTICLE IX
Covenants Relating to Construction
9.01 Indemnity..............................................................39

                                    ARTICLE X
Miscellaneous
10.01 Amendment and Waiver..................................................40
10.02 Governing Law.........................................................40
10.03 Notices...............................................................40
10.04 Waiver................................................................40
10.05 Descriptive Headings, Etc.............................................40
10.06 Benefit of Agreement..................................................41
10.07 Counterparts..........................................................41
10.08 Actions...............................................................41
10.09 Participations........................................................41
10.10 Severability..........................................................41
10.11 Confidentiality.......................................................42
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EXHIBIT A    Irrevocable Letter of Credit
EXHIBIT B    Pledge and Security Agreement (Certificates of Participation)
EXHIBIT C    Security Agreement (Second Trust Agreement Funds)
EXHIBIT D    Opinion of Company Counsel

                                                                    EXHIBIT 10.2






                             REIMBURSEMENT AGREEMENT



                                 BY AND BETWEEN



                        SOUTHERN CALIFORNIA WATER COMPANY


                                       AND


                             THE BANK OF NOVA SCOTIA







                          -----------------------------



                           Dated as of October 3, 1997


                          -----------------------------

                             REIMBURSEMENT AGREEMENT


        THIS REIMBURSEMENT AGREEMENT is made and entered into as of October 3, 1997, by and between SOUTHERN CALIFORNIA WATER COMPANY, a California corporation (the "Company"), and THE BANK OF NOVA SCOTIA (the "Bank").

        A. The Company has requested the Three Valleys Municipal Water District, a Municipal Water District of the State of California duly organized and existing under the Constitution and laws of the State of California (the "District"), to finance a portion of the costs of acquisition, construction, equipping and installing of certain water treatment, water transmission and hydroelectric generating facilities (the "Project") as described in Exhibit B to the Second Lease-Purchase Agreement dated as of November 1, 1984 (the "Second Lease-Purchase Agreement") between the District and Central Bank Leasing, a division of Cenval Leasing Corp., a corporation organized under the laws of the State of California (the "Leasing Firm") by the issuance pursuant to the Second Trust Agreement dated as of November 1, 1984, as amended and modified (the "Second Trust Agreement") among the District, the Leasing Firm, First Trust of California National Association, as trustee (the "Trustee") and the Company, of $6,000,000 principal amount of Certificates of Participation (Variable Rate Obligation), (Miramar Water Treatment, Water Transmission and Hydroelectric Generating Facilities Project) (the "Certificates").

        B. The Company has requested the Bank to issue an irrevocable letter of credit substantially in the form of Exhibit A hereto (as amended or supplemented from time to time, the "Letter of Credit") in an amount not exceeding $6,296,000 (Six Million Two Hundred and Ninety-Six Thousand Dollars) (the "Letter of Credit Commitment"), of which an amount not exceeding $6,000,000 (Six Million Dollars) may be drawn upon with respect to the principal, or portion of the purchase price equal to principal, of the Certificates, and of which an amount not exceeding $296,000, (Two Hundred Ninety Six Thousand Dollars) may be drawn upon with respect to the payment of up to one hundred twenty (120) days' interest accrued on the Certificates at or prior to the Expiration Date of the Letter of Credit.

        C. The Bank has agreed to issue the Letter of Credit on the terms and subject to the conditions set forth herein.

        Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

        Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below:

        "Agreement" shall mean this Reimbursement Agreement as the same may be amended, supplemented or otherwise modified from time to time.

        "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest most recently announced by the Bank in San Francisco, California as its base or prime rate for dollar loans; and

               (b) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Bank, plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Bank in connection with extensions of credit. Changes in the rate of interest applied on the basis of the Alternate Base Rate will take effect simultaneously with each change in the Alternate Base Rate.

        "Bank" shall initially mean The Bank of Nova Scotia and shall also mean the issuer of any Alternate Credit Facility (as defined in the Trust Agreement).

        "Bankruptcy Law" shall mean Title 11, U.S. Code, as amended or supplemented, any successor statute thereto or any similar federal, State or foreign law for the relief of debtors.

        "Business Day" shall mean a day on which banks located in each of the cities in which (i) the principal office of the Trustee is located, (ii) the principal office of the Paying Agent is located and (iii) the Bank is located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

        "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement with respect to the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet or for which the amount of the liability thereunder as if so capitalized should be disclosed in such balance sheet.

        "Capitalized Lease Obligations" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

        "Certificates" shall mean the $6,000,000 Certificates of Participation (Variable Rate Obligation) (Miramar Water Treatment, Water Transmission and Hydroelectric Generating Facilities) issued pursuant to the Second Trust Agreement.

        "Closing Date" shall mean the date all of the conditions precedent to the issuance of the Letter of Credit set forth herein are satisfied.

        "Company" shall mean Southern California Water Company, a California corporation.

        "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of Preferred Stock of any such Person not owned by any other such Person.

        "Co-paying Agent" shall mean the Person serving as Co-Paving Agent pursuant to the Second Trust Agreement.

        "Controlled Group" shall mean a "controlled group of corporations" as defined in Section 1563(a) of the Internal Revenue Code of 1986, as amended, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of such Code, of which the Company is a part.

        "Current Indebtedness" of any Person shall mean and include (i) all Indebtedness of such Person for borrowed money which does not constitute Funded Indebtedness of such Person, and (ii) all Indebtedness of such Person (other than for property taxes) which does not constitute Funded Indebtedness of such Person and which is secured by any Lien existing upon property owned by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person.

        "Default" shall mean any event which, with notice or lapse of time, or both, or the happening of any further condition, event or act, would become an Event of Default.

        "District" shall mean Three Valleys Municipal Water District, a Municipal Water District duly organized and existing under the Constitution and laws of the State of California.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Event of Default" shall mean any of the events described in Section
8.01.

        "Expiration Date" shall mean the expiration date of the Letter of Credit which shall initially be at 3:00 p.m. San Francisco time on November 15, 2000. The Expiration Date shall be subject to extension as provided in Section 2.11 hereof.

        "Funded Indebtedness" of any Person shall mean and include, as of any date of which the amount thereof is to be determined, all Indebtedness of such Person, whether secured or unsecured, which by its terms has a final maturity, duration, term or payment date more than one year from the date on which Funded Indebtedness is to be determined (including that portion of the principal of such indebtedness due within one year from such date of determination, and also including any Indebtedness of such Person having a final maturity, duration or payment date within one year from such date, which, pursuant to the terms of a revolving credit or similar agreement or otherwise, may be renewed or extended from such date, whether or not theretofore renewed or extended).

        "Incur" or "incur" (including the correlative terms "incurred", "incurring", incurs and "incurrence"), when used with respect to any Indebtedness, shall mean create, incur, assume, guarantee or in any manner become liable in respect of, such Indebtedness.

        "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (ii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Lease Obligations of such Person and (v) all guarantees of such Person guaranteeing or in effect guaranteeing any indebtedness or other obligation of any other Person. For the purpose of computing the "indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

        "Interest Drawing" shall mean a drawing pursuant to Exhibit B of the Letter of Credit.

        "Interest Purchase Drawing" shall mean a drawing pursuant to Exhibit D of the Letter of Credit.

        "Investment" shall mean, with respect to any Person, any loan, advance or extension of credit by such Person to, and any guaranty or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, and any contributions to the capital of, any other

Person, as well as any ownership, purchase or other acquisition by such Person of any interest in any capital stock or other securities of any such other Person as well as any transfer or sale of property by such Person to any other Person other than upon full payment, in cash, of not less than the agreed sale price or the fair value of such property, whichever is higher, provided that nothing which constitutes Current Indebtedness or Funded Indebtedness of such Person shall also be an Investment of such Person.

        "Issuance Date" shall mean November 14, 1997.

        "Joint Venture" shall mean Golden State Water Company LLC and any other joint venture, limited liability company or partnership in which the Company or any of its Subsidiaries has an interest and which has been formed for the purpose of owning, leasing, operating and maintaining, planing, designing, constructing, rebuilding, repairing, rehabilitating and improving or providing services for water, water treatment, wastewater or wastewater treatment systems.

        "Leasing Firm" shall mean Central Bank Leasing, a division of Cenval Leasing Corp, a corporation organized under the laws of the State of California.

        "Letter of Credit" shall mean the Bank's irrevocable letter of credit in substantially the form of Exhibit A hereto, as the same may be amended, supplemented or otherwise modified, and any substitute therefor or replacement thereof issued by the Bank.
        "Letter of Credit Commitment" shall initially mean $6,296,000, which shall be subject to reduction as provided in the Letter of Credit.

        "Lien" shall mean: (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a Capitalized Lease, arising from a mortgage, charge, pledge, security agreement, conditional sale or trust receipt, or arising from a consignment or bailment given for security purposes, (ii) any encumbrance upon such property which does not secure such an obligation and
(iii) any exception to or defect in the title to or ownership interest in such property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way restrictive covenants, licenses and profits a prendre. For purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a Capitalized Lease or conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

        "Limited Waiver" shall mean the Limited Waiver dated as of October 3, 1997 executed by the Trustee and Barclays Bank PLC.

        "Loan Documents" shall mean this Agreement, the Limited Waiver, the Pledge Agreement and the Security Agreement.

        "Obligations" shall mean all obligations of the Company to the Bank hereunder, whether monetary or nonmonetary.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation.

        "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or political subdivision or any department or agency thereof or any other entity.

        "Plan" shall mean any employee pension benefit plan or plans subject to Title IV of ERISA and maintained by the Company or any Subsidiary or any member of a Controlled Group, or any such plan or plans to which the Company or any Subsidiary is required to contribute on behalf of any of its employees.

        "Pledge Agreement" shall mean the pledge agreement in substantially the form of Exhibit B hereto, pursuant to which the Bank shall have a first lien on and security interest in any Remarketing Certificates (as defined in Section 2.10) and the other property described therein.

        "Preferred Stock" shall mean any class of the capital stock of a corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of any other class of the capital stock of such corporation.

        "Principal Purchase Drawing" shall mean a drawing pursuant to Exhibit C of the Letter of Credit.

        "Project" shall have the meaning set forth in the Preamble.

        "Purchase Drawing" shall mean the aggregate of amounts drawn under a Principal Purchase Drawing and, if necessary, an Interest Purchase Drawing in order to purchase Certificates together with accrued interest thereon, if any.

        "Related Documents" shall mean the Second Trust Agreement, the Certificates, the Second Lease-Purchase Agreement, the Second Miramar Project Sublease, the Pledge Agreement, the Security Agreement (Second Trust Agreement Funds), the Remarketing Agreement and any exhibit, certificate, notice or other written information or document furnished by the Company on or prior to the Closing Date or to be furnished by the Company to the Bank in connection therewith.

        "Remarketing Agent" shall have the meaning defined in the Second Trust Agreement.

        "Remarketing Agreement" shall mean that certain Remarketing Agreement dated November 27, 1984[, as amended,] among the Remarketing Agent, the Company and the Trustee and any substitute Remarketing Agreement.

        "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

        "Restricted Payment" shall mean: (i) every dividend or other distribution paid, made, declared or authorized by the Company on or in respect of any class of its capital stock and (ii) every payment by or on behalf of the Company or by any Subsidiary in connection with the redemption, purchase, retirement or other acquisition of any shares of the Company's capital stock; but excluding, however, from the foregoing every dividend, distribution or other payment to the extent payable in shares of the capital stock of the Company. For purposes of this definition, "capital stock" shall include warrants and other rights and options to acquire shares of capital stock.

        "Second Lease-Purchase Agreement" shall mean that certain Second Lease-Purchase Agreement dated as of November 1, 1984 by and between the District and the Leasing Firm.

        "Second Miramar Project Sublease" shall mean that certain Second Miramar Project Sublease dated as of October 5, 1984, by and between the District and the Company.

        "Second Trust Agreement" shall mean that certain Second Trust Agreement dated as of November 1, 1984, as amended among the District, the Leasing Firm, the Trustee and the Company.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

        "Security Agreement (Second Trust Funds)" shall mean the Security Agreement in substantially the form of Exhibit C hereto, to be executed and delivered by the Trustee and the Bank, pursuant to which the Bank shall have a security interest subordinate to that of the Trustee in all moneys and investments held by the Trustee under the Second Trust Agreement.

        "Subsidiary" shall mean any corporation of which more than 80% of the Voting Stock is at the time directly or indirectly owned by the Company or one or more of the other Subsidiaries.

        "Trustee" shall mean First Trust of California National Association or any successor trustee thereto pursuant to the terms of the Second Trust Agreement.

        "Voting Stock" shall mean stock of any class or classes of a corporation the holders of which are ordinarily in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        Section 1.02 Rules of Interpretation. The definitions set forth in
Section 1.01 shall be equally applicable to both the singular and the plural forms of the terms therein defined and shall cover all genders.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used.

        Reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6.02) shall be construed to be a reference to the designated Article number or Section number hereof unless the context or use clearly indicates another or different meaning or intent.


                                   ARTICLE II
                                Letter of Credit

        Section 2.01 Agreement to Issue Letter of Credit. The Bank agrees with the Company, in reliance upon the representations and warranties of the Company and on the terms and subject to the conditions herein set forth, to issue to the Trustee on the Issuance Date the Letter of Credit.

        Section 2.02 Obligations.

        (a) Except as provided in Subsections 2.02(b) and (c) below, the Company promises to pay to the Bank on the date paid, advanced or incurred with respect to Subsection 2.02(a)(i) hereof and upon demand by the Bank with respect to Subsections 2.02(a)(ii) and 2.02(a)(iii) hereof at its 580 California Street, Suite 2100 in San Francisco, California office, or at such other location in California as the Bank shall specify in a notice to the Company, in United States Dollars and in immediately available funds, the following:

                (i) The amount paid on each demand or draft (other than pursuant to a Purchase Drawing (except Purchase Drawings required to purchase Certificates pursuant to Sections 3.11(a)(4) and 3.12 of the Second Trust Agreement) or an Interest Drawing) under or in connection with or howsoever purporting to be under or in connection with the Letter of Credit.

                (ii) Any and all amounts paid, advanced or incurred by the Bank under this Agreement, the Related Documents or any other instrument or document related hereto or thereto.

                (iii) All other amounts, expenses, fees, commissions, advances, liabilities or any other financial accommodations, howsoever arising, owing by the Company to the Bank, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement, the Letter of Credit, the Related Documents or any other instrument or document related hereto or thereto.

        (b) The Company also hereby agrees to pay to the Bank at its 580 California Street, Suite 2100 office in San Francisco, California, or at such other location in California as the Bank shall specify in a notice to the Company, in United States Dollars and in immediately available funds with respect to any Purchase Drawing (except Purchase Drawings required to purchase Certificates pursuant to Sections 3.11(a)(4) and
        3.12 of the Second Trust Agreement which shall be subject to Section 2.02(a)(i) hereof) (i) on the earlier of (A) 364 days from the date that any amount is drawn under the Letter of Credit pursuant to any Purchase Drawing or (B) such date as (x) the principal amount of the Certificates purchased pursuant to such Purchase Drawing shall become due and payable under Section 13.02 of the Second Trust Agreement or as a result of redemption or prepayment of such Certificates, (y) the Certificates purchased pursuant to such Purchase Drawing shall be purchased pursuant to Sections 3.11(a)(4) or 3.12 of the Second Trust Agreement, or (z) the Letter of Credit shall terminate, a sum equal to the amount so drawn under the Letter of Credit that has not been prepaid pursuant to Section
        2.10 hereof, in the case of clause (A) above, or the total of all amounts drawn under the Letter of Credit pursuant to any Purchase Drawing that have not been prepaid pursuant to Section 2.10, in the case of clause (B) above; (ii) interest on the amount required to be paid by the Company under clause (i) above from the date of such Purchase Drawing until such amount required to be paid by the Company under clause (i) above is due and payable, payable quarterly in arrears from the date of drawing of such amounts under the Letter of Credit, with the balance due (except as required under clause (i) above) on the day which is 364 days from the date of such Purchase Drawing, at a fluctuating interest rate per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the Alternate Base Rate plus one percent (1%) from the date of such Purchase Drawing. Any change in an interest rate hereunder which results from a change in the Alternate Base Rate shall become effective at the opening of business on the day on which such change in the Alternate Base Rate shall become effective.

        (c) The Company also agrees to pay the Bank at its 580 California Street, Suite 2100, office in San Francisco, California, or at such other location in California as the Bank shall specify in a notice to the Company, in United States Dollars and in immediately available funds on or prior to 9:00 a.m. San Francisco time on any day the Bank is required to honor an Interest Drawing, the amount to be paid by the Bank pursuant to such Interest Drawing. The Bank agrees that any funds deposited with it pursuant to this Section 2.02(c) shall be used solely to reimburse the Bank after any Interest Drawing by the Trustee and any other amounts owing hereunder and shall not be used by the Bank to fund any such Interest Drawing, which shall be funded only from moneys of the Bank held separately from such funds deposited.

        (d) The Company hereby agrees that if any amount remaining unpaid under paragraph (a), (b) or (c) (including any unpaid principal or interest) is not paid when due (whether at maturity, by demand, acceleration or otherwise) it shall thereafter until paid in full (after as well as before judgment) bear interest, payable on demand, at a fluctuating rate per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the Alternate Base Rate plus two percent (2%). For the purposes of this paragraph (d), any amount owing to the Bank under paragraph (a) or (b) shall be deemed "not paid when due" if payment of such amount is received by the Bank after 3:00 p.m., San Francisco time on the day such amount is due.

        Section 2.03 Obligations Absolute. The Obligations shall be absolute, unconditional and irrevocable, shall survive expiration or cancellation of the Letter of Credit and payment of the Certificates, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

        (a) any lack of validity or enforceability of this Agreement, the Letter of Credit or any of the Related Documents;

        (b) any amendment or waiver of or any consent to departure from the terms of any of the Related Documents;

        (c) the existence of any claim, setoff, defense or other right which the Company or any other Person may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Letter of Credit, the Related Documents, the Project or any unrelated transaction provided, however, that nothing herein shall prevent the assertion of any such claim, setoff, defense or other right by suit or compulsory counterclaim following payment;

        (d) any demand, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever; or

        (e) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement, the Certificates or any of the Related Documents.

        Section 2.04  Letter of Credit Fees and Commissions.

        (a) In consideration of the commitment of the Bank to issue the Letter of Credit on the terms and subject to the conditions of this Agreement, the Company agrees to pay the Bank from the date of execution of this Agreement through and including the Expiration Date of the Letter of Credit, a letter of credit fee (computed on the basis of the actual number of days elapsed over a year of 360 days) at the rate of forty five-hundredths of one percent (0.45%) per annum of an amount equal to the difference between the Letter of Credit Commitment and the amount available for drawing under the Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter, commencing December 31, 1997, or if any such day is not a Business Day, on the next preceding Business Day.

        (b) In consideration of the issuance by the Bank of the Letter of Credit, the Company agrees to pay to the Bank a facility fee in the amount of $6,296, payable upon execution of this Agreement.

        Section 2.05 Increased Costs Due to Change in Law. If any law or regulation, any change in any law or regulation, or any interpretation thereof by any court or administrative or governmental authority charged or claiming to be charged with the administration thereof shall (a) impose, modify or make applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank or with respect to this Agreement, the Letter of Credit or any Related Document or any transactions hereunder or thereunder, (b) impose on the Bank any other condition regarding this Agreement, the Letter of Credit or any Related Document, (c) subject the Bank to any tax, (other than taxes upon income (including State Franchise taxes)) charge, fee, deduction or withholding of any kind whatsoever or (d) affects the amount of capital required or expected to be maintained by the Bank, and the result of any such event, or any similar measure, shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit, or reduce the rate of return on the Bank's capital, or reduce the amount of principal of, interest on, or any fee or compensation receivable by the Bank in respect of, the Letter of Credit, this Agreement or any Related Document, upon demand by the Bank, the Company shall pay to the Bank, from time to time as specified by the Bank, such additional amounts as shall, in the judgment of the Bank, be sufficient to compensate the Bank for such increased costs or reductions together with interest on each such amount from the date demanded until payment in full thereof at the rate set forth in Section 2.02(d).

        For the purpose of this Section any reference to the Bank shall be deemed to include any Person to whom the Bank has sold a participation in the Letter of Credit and this Agreement; provided that the Company shall not be obligated to pay any participant in the Letter of Credit any sum in excess of the sum which the Company would have been obligated to pay to the Bank in respect of such interest had the Bank not sold such participation.

        Section 2.06 Additional Fees. The Company agrees to pay to the Bank, (a) upon each transfer of the Letter of Credit in accordance with its terms, a transfer fee of $1,000 and (b) on the date of each draw under the Letter of Credit, a transaction fee of $150.

        Section 2.07 Waivers. The Company hereby waives (a) presentment, demand, notice of demand, protest, notice of protest, notice of dishonor and notice of non-payment; (b) except as provided in the Second Trust Agreement or the Pledge Agreement, the right, if any, to the benefit of, or to direct application of, any security hypothecated to the Bank including any Certificates until all Obligations, howsoever arising, shall have been paid; (c) the right to require the Bank to proceed against the Company hereunder, or against any Person under any guaranty or similar arrangement, or under any agreement between the Bank and any Person or to pursue any other remedy in the Bank's power; (d) to the full extent permitted by law, all statutes of limitation; and (e) any defense arising out of the election by the Bank to foreclose on any security by one or more non-judicial or judicial sales, whether or not every aspect of any such sale is commercially reasonable. The Bank may exercise any other right or remedy, even though any such election operates to impair or extinguish the Company's right to reimbursement from, or any other right or remedy it may have against, any Person, or any security. The Company agrees that the Bank may proceed against the Company or any Person directly and independently of any other, and that any forbearance, change of rate of interest, or acceptance, release or substitution of any security, guaranty, or loan or change of any term or condition hereunder or under the Letter of Credit or any Related Document shall not in any way affect the liability of the Company hereunder.

        Section 2.08 Payment of Expenses, Etc. The Company agrees to pay on demand, whether or not the transactions hereby contemplated shall be consummated, all out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel of the Bank in connection therewith and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder) paid or incurred by the Bank or any Person to whom the Bank has sold a participation in the Letter of Credit in connection with (a) the preparation, review, execution and delivery of this Agreement, the Letter of Credit and any Loan Document or otherwise arising in connection with this Agreement, the Letter of Credit or any Related Document,
(b) any amendments, consents or waivers to this Agreement, the Letter of Credit or any Related Document, (c) the protection of the rights of the Bank under this Agreement, the Letter of Credit and the Related Documents, (d) the enforcement of this Agreement and any Related Document, whether by judicial proceedings or otherwise, (e) the enforcement of payment of all Obligations by any action or participation in, or in connection with, a case or a proceeding under the Bankruptcy Law and (f) all stamp, documentary and other taxes and fees (including interest and penalties, if any) which may be payable in connection with the execution, delivery, filing and recording of this Agreement, the Letter of Credit or any Loan Document. The Company agrees to indemnify, defend and hold the Bank, and each Person to whom the Bank has sold a participation in the Letter of Credit and this Agreement, harmless from and against all liability (including, without limitation, interest, penalties and attorneys' fees and expenses) to which it may become subject insofar as such liability arises out of or is based upon a suit or proceeding or governmental action brought or taken in connection with the Project, the issuance of the Certificates or the use (or the proposed or potential use) of the proceeds of any drawing under the Letter of Credit. The obligations of the Company hereunder shall survive cancellation or expiration of the Letter of Credit and payment of the Certificates.

        Section 2.09  Actions Relating to Letter of Credit; Indemnity.

        (a) Any action taken or omitted by the Bank under or in connection with this Agreement, the Letter of Credit or any Related Document, if taken or omitted in good faith, shall be binding upon the Company and shall not put the Bank under any resulting liability to the Company. Without limiting the generality of the foregoing, the Bank shall be protected in relying upon a duly executed instrument of transfer in the form attached as an annex to the Letter of Credit.

        (b) The Bank may, under the Letter of Credit, receive, accept and pay any drafts, demands or other documents and instruments (otherwise in order) signed by, or issued to, the receiver, trustee in bankruptcy, custodian, executor, administrator, guardian or conservator of anyone named in the Letter of Credit as the Person by whom drafts, demands and other documents and instruments are to be made or issued.

        (c) The Bank shall not have any liability to the Company, and the Company assumes all responsibility for (i) the form, sufficiency, correctness, validity, genuineness, falsification and legal effect of any drafts, demands and other documents, instruments and other papers relating thereto, (ii) the general and particular conditions stipulated therein, (iii) the existence, form, sufficiency and breach of contracts of any nature whatsoever, including the Related Documents, (iv) the solvency, standing and responsibility of any Person whomsoever, (v) any delay in giving or failure to give any notice, demand, or protest, (vi) failure of any Person (other than the Bank, subject to the terms and conditions hereof and thereof) to comply with the terms of the Letter of Credit, (vii) errors, omissions, delays in or non-delivery of any message, however sent, and (viii) any other error, neglect or omission, if done by the Bank in good faith.

        (d) The Company hereby waives any right to object to any payment made under the Letter of Credit against a draft and accompanying documents as provided in the Letter of Credit varying in punctuation, capitalization, spelling or similar matters of form. The determination whether a demand has been made prior to the expiration of the Letter of Credit and whether a demand is in proper and sufficient form for compliance with the Letter of Credit shall be made by the Bank in its sole discretion, which determination shall be conclusive and binding upon the Company.

        (e) The Company agrees at all times to protect, indemnify and save harmless the Bank, and any Person to whom the Bank has sold a participation in the Letter of Credit, from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which the Bank or any such Person may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of the Letter of Credit, this Agreement or any Related Document; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Bank and any such Person against any and all risks involved in the issuance of the Letter of Credit, all of which risks are hereby assumed by the Company, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. The Bank and any Person holding a participation in the Letter of Credit shall not, in any way, be liable for any failure by the Bank or anyone else to pay any draft under the Letter of Credit as a result of any governmental acts or any other cause beyond the control of the Bank. The obligations of the Company hereunder shall survive cancellation or expiration of the Letter of Credit and payment of the Certificates.

        Section 2.10 Prepayments. Pursuant to the Pledge Agreement, the Company has agreed to pledge to the Bank, and grant to the Bank a security interest in, its right, title and interest in Certificates purchased with the proceeds of any Purchase Drawing and delivered to the Bank (the "Remarketing Certificates"; such Certificates when released by the Bank pursuant to Section 5 of the Pledge Agreement shall cease to be Remarketing Certificates). Remarketing Certificates shall be registered as provided for in Section 3 of the Pledge Agreement. Any amounts from time to time owing to the Bank pursuant to clause
(i) and (ii) of Section 2.02(b) above may be prepaid at any time (i) by the Company on notice stating the amount to be prepaid, or (ii) on behalf of the Company by the Remarketing Agent on notice from the Remarketing Agent or its designee directing the Bank to deliver Certificates held by the Bank to the Remarketing Agent for sale pursuant to Section 3(c) of the Remarketing Agreement, and specifying the principal amount of Certificates to be so sold. Any notice furnished pursuant to clause (i) or (ii) of this Section 2.10 may be given by telephone and promptly confirmed in writing but shall not be effective unless received by the Bank on or prior to the Business Day preceding the day of the proposed prepayment referred to in clauses (i) and (ii) of this Section
2.10. In addition, the Company shall, for the purpose of paying the purchase price of any Certificate delivered to the Co-Paying Agent (as defined in the Second Trust Agreement) pursuant to Section 3.02(e) of the Second Trust Agreement forthwith upon demand by the Bank prepay any amount owing to the Bank pursuant to clause (i) and (ii) of Section 2.02(b) if the Bank shall at any time determine that the Co-Paying Agent or the Remarketing Agent, as the case may be, failed for any reason to pay or tender payment of the purchase price of such Certificate when due to or for the account of the Person (as defined in the Second Trust Agreement) entitled thereto, and such failure is continuing or any other Person shall assert that such Person has a lien on or security interest in such Certificate and the Bank determines that such assertion is not manifestly unreasonable. The amount of each prepayment pursuant to clause (i) or (ii) of this Section 2.10 or pursuant to the next preceding sentence, shall be allocated first to the reduction of interest accrued to the date of such prepayment pursuant to clause (ii) of Section 2.02(b), and the balance, if any, of such prepayment shall be applied to the reduction of the amount owing pursuant to clause (i) of Section 2.02(b). Upon such prepayment, interest shall cease to accrue on the amount pursuant to clause (i) of 2.02(b) which has been prepaid and the Bank shall release and deliver to the Company, in the case of a prepayment pursuant to clause (i) of this Section 2.10, or the Co-Paying Agent, in the case of a prepayment pursuant to clause (ii) of this Section 2.10, from the pledge and security interest created by the Pledge Agreement, Remarketing Certificates as to which the principal amount plus accrued interest to the date of such release and delivery is equal to the amount of such prepayment.

        Section 2.11 Right of Bank to Extend Letter of Credit. Upon written notice given by the Company to the Bank at least 90 days prior to the end of each one-year period after the Issuance Date requesting the Bank to extend the Letter of Credit as provided in this Section 2.11, the Bank shall have the right either (i) subject to such terms and conditions as agreed upon by the Bank and the Company, to extend the Letter of Credit for an additional one year after the Expiration Date of the then outstanding Letter of Credit, or,(ii) to decline to extend the Letter of Credit. The Bank shall have complete and absolute discretion in selecting one of the aforesaid options. If the Bank elects to extend the Letter of Credit, the Bank shall give written notice to the Company and the Trustee of such election at least 60 days prior to the end of such one-year period and shall issue to the Trustee an advice of amendment providing for a one-year extension to the Expiration Date of the Letter of Credit provided, however, that the Bank shall also have the option to instruct the Trustee to surrender the outstanding Letter of Credit to the Bank and upon such instruction, the Trustee shall surrender the outstanding Letter of Credit to the Bank on the Business Day next following the day of such instruction, and the Bank shall provide to the Trustee on such date a substitute irrevocable letter of credit in substantially the form of Exhibit A having a new expiration date one year from the Expiration Date of the then outstanding Letter of Credit but otherwise having a term identical to the then outstanding Letter of Credit.

        Section 2.12  Optional Prepayment of Certificates; Custodial Account.

        (a) Section 3.11(a)(2) of the Second Trust Agreement provides for the prepayment of all Outstanding Certificates on any Interest Payment Date on or after February 6, 1985 (as these terms are defined in the Second Trust Agreement) upon the exercise of the District's option at the direction of the Company pursuant to Section 8.2 of the Second Lease - Purchase Agreement to cause such prepayment. Section 8.2 of the Second Lease - Purchase Agreement requires the District to give the Leasing Firm, the Company and the Trustee notice of such prepayment at least 60 days prior to the Interest Payment Date on which such prepayment is to occur. The Company hereby agrees that it will give prior written notice to the Bank of its intention to direct the District to exercise its option to prepay all Outstanding Certificates at least fifteen (15) Business Days prior to such direction. Such notice shall state (i) the date on which the Company intends to give such direction to the District, (ii) the Interest Payment Date on which all Outstanding Certificates are to be prepaid and (iii) the Company's intentions with respect to the deposit of monies pursuant to subsection (b) hereof sufficient to reimburse the Bank for a drawing under the Letter of Credit with respect to such prepayment pursuant to subsection (b) hereof. The Company agrees that it will not direct the District to exercise its option to prepay all Outstanding Certificates without the prior written consent of the Bank, provided however, that the Bank agrees that it will give such consent if (i) there has occurred no material adverse change in the financial condition of the Company and
        (ii) the Company has demonstrated to the satisfaction of the Bank that it will have sufficient moneys to make the deposit required under subsection (b) hereof.

        (b) In order to facilitate the optional prepayment by the District of the Certificates pursuant to Section 3.11(a)(4) of the Second Trust Agreement, the Company agrees to deposit, in a custodial account maintained by and with the Bank for such purpose (the "Custodial Account"), on or prior to thirty-five (35) days prior to the date designated for such prepayment and in accordance with the Bank's instructions, in immediately available funds, in an amount equal to the amount of principal and accrued interest (if any) to be paid to prepay such Certificates on such prepayment date.

The Bank agrees to invest any moneys deposited pursuant to this section as directed by the Company in any investment permitted under the Second Trust Agreement with a maturity of thirty (30) days or less that is generally made available by the Bank to its customers. The Bank agrees to pay to the Company on the respective prepayment date to which such deposit pertains any amounts not needed to reimburse the Bank for any drawings under the Letter of Credit and any other amounts owing hereunder. Cash deposited into the custodial account described above shall be used solely to reimburse the Bank after any drawing by the Trustee under the Letter of Credit in respect of the prepayment of Certificates pursuant to Section 3.11(a)(4) of the Second

Trust Agreement and any other amounts owing hereunder and shall not be used by the Bank to fund any such drawing, which shall be funded only from moneys of the Bank held separately from such cash deposited. The Company hereby grants to the Bank, any participant in the Letter of Credit and the Trustee as representative of the holders from time to time for the Certificates, as security for the payment and performance of the Obligations, a lien upon and security interest in all amounts deposited in the Custodial Account. All funds deposited with the Bank pursuant to this Section 2.12 shall be held by the Bank on a pari passu basis with the interest of the Trustee in such funds.

        Section 2.13 Receipt of Certain Funds by Bank. The Trustee has agreed that it will transfer the monies required to be transferred to the Bank pursuant to the Second Trust Agreement. All such moneys received by the Bank shall be credited by the Bank against any Obligations of the Company to the Bank and any other amounts owing hereunder. The Bank shall also be entitled to retain all or a portion of such moneys received equal to an amount which it reasonably anticipates may be necessary to reimburse the Bank for Obligations and any other amounts which may be incurred by the Bank in the future. The Bank shall transfer all such moneys not required to be so credited or retained to the Company.

        Section 2.14 Removal and Replacement of Remarketing Agent. Section 9.10 of the Second Trust Agreement and Section 5(a) of the Remarketing Agreement grant the Company the right to remove the Remarketing Agent at any time with the concurrence of the District and Section 9.10 of the Second Trust Agreement grants the Company the right to appoint a successor Remarketing Agent with the concurrence of the District. The Company hereby agrees that (i) upon the receipt of written request by the Bank, it shall take such action so as to cause the removal of the Remarketing Agent, and (ii) it shall not remove the Remarketing Agent without the prior written consent of the Bank, which consent shall not be unreasonably withheld. The Company additionally agrees that it will not appoint a successor Remarketing Agent without the prior written consent of the Bank which consent shall not be unreasonably withheld.


                                   ARTICLE III
                               Collateral Security

        The Obligations shall be secured as follows:

        Section 3.01 Security Interest in Accounts. The Company hereby grants to the Bank, as security for the payment and performance of the Obligations, a lien upon and security interest subordinate to the lien granted to the Trustee under the Second Trust Agreement, if any, in (i) all interest the Company has in all funds the Company deposits with the Trustee or the District under the Second Trust Agreement, the Second Lease-Purchase Agreement or the Second Miramar Project Sublease, as the case may be, if any, and all interest the Company has in all funds held under the Second Trust Agreement, if any. The Bank shall hold such security interest and lien pursuant to the California Uniform Commercial Code and shall be entitled to all rights, powers and remedies of a secured party thereunder and otherwise available at law or in equity with respect thereto.

        Section 3.02 Right of Setoff. In addition to any other right or remedy that the Bank may have by operation of law or otherwise, the Bank and any bank buying a participation in the Letter of Credit and this Agreement shall be entitled to exercise their right of setoff or banker's lien in any and all accounts of the Company maintained with the Bank or such participating bank and any and all funds at any time held therein; provided, however, that the Bank hereby irrevocably waives such right of setoff or banker's lien in order to appropriate and apply to the payment of unreimbursed payments under the Letter of Credit and interest thereon any balances, credits, deposits, accounts or moneys of the Company at any time with the Bank when and if there shall be a drawing under the Letter of Credit during the pendency of any proceedings by or against the Company, seeking relief in respect of the Company under the Bankruptcy Law; provided further, however, that the Bank may exercise such right of setoff or banker's lien when and to the extent that it is determined that such exercise would not result in the Bank's being released, prevented or restrained from or delayed in fulfilling its obligations under the Letter of Credit.

        Section 3.03 Security Interest in Certificates. The Company shall, in accordance with the provisions of the Pledge Agreement, grant to the Bank, for the benefit of the Bank, as security for the payment and performance of the Obligations, a lien upon and first priority security interest in the Remarketing Certificates (as defined in the Pledge Agreement) and other property described in such Pledge Agreement. The Company agrees to execute and deliver and cause to be executed and delivered to the Bank the Pledge Agreement and such financing statements, acknowledgments, notices, authorizations, consents and other documents, instruments and agreements as the Bank may from time to time request to obtain and maintain on behalf of the Bank, the benefits of the security interest and lien granted in the Pledge Agreement.

        Section 3.04 Further Security. The Bank hereby agrees that it will not at any time accept any collateral as security for the payment of the Obligations unless provision is made prior to or simultaneously with taking of such collateral security for the Bank for an equal and ratable security interest in such collateral security to be granted to the Trustee for the benefit of the holders from time to time of the Certificates; provided, however, that such agreement shall terminate and be of no force and effect as and when and to the extent that the acceptance of such collateral would not result in the Bank's being released, prevented or restrained from or delayed in fulfilling the Bank's obligations under the Letter of Credit.



                                   ARTICLE IV
                              Conditions Precedent

        The obligation of the Bank to issue the Letter of Credit on the Issuance Date is subject to the satisfaction of the following conditions:

        Section 4.01 Opinion of Counsel to the Company. There shall have been delivered to the Bank in opinion of O'Melveny & Myers, counsel to the Company, dated the Issuance Date, addressed to the Bank and in substantially the form of Exhibit D hereto, and covering such other matters as the Bank may reasonably request.

        Section 4.02 Opinion of Special Counsel. There shall have been delivered to the Bank the opinion of Rutan & Tucker, Special counsel, dated the Issuance Date, addressed to the Bank and in form and substance satisfactory to the Bank, and covering such other matters as the Bank way reasonably request.

        Section 4.03 Required Acts and Conditions. All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed, and to have happened precedent to the execution, delivery and performance of this Agreement, the Letter of Credit and the Related Documents to which the Company is or is to be a party, and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

        Section 4.04 No Default. There shall exist no Default or Event of
Default.

        Section 4.05 Representations and Warranties. All representations and warranties of the Company contained herein or otherwise made in writing in connection herewith or with any Loan Document shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

        Section 4.06 Certificate of Compliance. There shall have been delivered to the Bank a certificate of the Company, signed by an officer of the Company and dated the Closing Date, to the effect that all of the conditions specified in Sections 4.04 and 4.05 have been satisfied as of such date.

        Section 4.07 Proceedings. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Letter of Credit and the Loan Documents shall be satisfactory in form and substance to the Bank and its counsel, and the Bank and its counsel shall have received an executed copy of this Agreement, each of the Pledge Agreement and the Security Agreement (Second Trust Agreement Funds), and an executed or conformed copy of each Related Document, a specimen copy of the Certificates and copies of such documents as the Bank or such counsel may reasonably request, including, without limitation:

        (a) Copies of the Articles of the Company, certified by the Secretary of State of the State of California;

        (b) Copies of the Bylaws of the Company, certified by the Secretary or an Assistant Secretary of the Company;

        (c) Copies of the resolutions of the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company, authorizing the execution, delivery and performance by the Company of this Agreement and approving the Letter of Credit;

        (d) Copies of all approvals, authorizations and consents of any trustee or any holder of any indebtedness or obligation of the Company or any governmental agency or public authority, necessary for the Company to enter into this Agreement, including the Limited Waiver; and

        (e) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the Authorized Company Representatives of the Company (as defined in the Second Trust Agreement) authorized to sign this Agreement and the other documents to be delivered by the Company hereunder.

        Section 4.08 Filings and Recordings. The Pledge Agreement and any required financing statements relating thereto shall have been duly filed and recorded in each jurisdiction in which required to perfect, preserve and protect the first lien and security interest of the Bank and the Trustee thereunder, and the Bank shall have received evidence satisfactory to it as to any such filing, recording and/or registration.

        Section 4.09 Other Conditions Precedent. The conditions precedent to the obligations of the Company and the Bank hereunder shall also be subject to the effectiveness of the Limited Waiver on or prior to October 3, 1997.


                                    ARTICLE V
                         Representations and Warranties

        In order to induce the Bank to enter into this Agreement and to issue the Letter of Credit, the Company makes the following representations and warranties to the Bank, which shall survive the execution and delivery of this Agreement and the Letter of Credit:

        Section 5.01 Due Organization, Etc. Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing as a corporation under the laws of the jurisdiction in which incorporated. The Company has all requisite power and authority to conduct its business as presently conducted, to own its assets and properties, and to execute and deliver, and to perform all of its obligations under, this Agreement and the Related Documents to which it is or is to be a party, and to carry out the transactions contemplated hereby and thereby. Each of the Company and its Subsidiaries is duly qualified to do business in the jurisdictions in which its ownership of property or conduct of business legally requires such authorization.

        Section 5.02 Due Authorization, Etc. The execution, delivery and performance by the Company of this Agreement and the Related Documents to which it is or is to be a party have been duly authorized by all necessary corporate action and do not and will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any Subsidiary or of the

Articles of Incorporation or By-Laws of the Company or any Subsidiary, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its or their assets or properties may be bound or affected, or (c) except as provided herein, result in or require the creation or imposition of any Lien upon or with respect to any of the assets or properties now owned or hereafter acquired by the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to, or is otherwise subject to any provision contained in, any instrument evidencing its indebtedness, any agreement relating thereto or any other contract or agreement which limits the amount of, or otherwise imposes restrictions on the incurring of, obligations of the Company under this Agreement and the Related Documents, or if such restrictions are present, such restrictions have been met or duly waived with respect to this Agreement and the Related Documents.

        Section 5.03 Approvals. No consent, approval or other action by or any registration with, notice to or filing with any Person or any court or administrative or governmental body is or will be necessary for the valid execution, delivery or performance by the Company of this Agreement or any of the Related Documents to which it is or is to be a party other than such consents and approvals which have heretofore been obtained or will be obtained in a timely manner in the future if not currently required.

        Section 5.04 Enforceability. This Agreement and each of the Related Documents to which the Company is or is to be a party constitute, or when executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights. The Pledge Agreement, along with all action required to fully perfect the Bank's security interests thereunder, which action has been taken or completed, creates and constitutes valid and perfected first priority security interests in and to the collateral therein described enforceable against all third parties and secures the payment of the Obligations.

        Section 5.05 Financial Statements. The Company has furnished the Bank with consolidated balance sheets of the Company as of December 31, 1996, and statements of income and retained earnings and changes in financial position for the fiscal year then ended, certified by independent public accountants, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1997, and statements of income and retained earnings and changes in financial position for the six-month period then ended. Such financial statements (including any related schedules and/or notes) are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period involved and show all liabilities (except as heretofore disclosed to the Bank in writing), direct and contingent, as at the date thereof, and fairly present the condition of the Company and its Subsidiaries as at such dates and the results of operations for the periods indicated, subject only to normal year-end audit adjustments with respect to such unaudited statements. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Company or its Subsidiaries since the date of the most recent balance sheet furnished hereunder. There are no contingent liabilities which, if determined adversely, would have a material adverse effect on the Company or its Subsidiaries other than as heretofore disclosed in writing to the Bank.

        Section 5.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries, or any of their assets, properties or rights, at law or in equity, by or before any court, arbitrator, administrative or governmental body or other Person which, if determined adversely, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company or its Subsidiaries, or adversely affect the Company's ability to perform its obligations under any of the Related Documents other than as heretofore disclosed in writing to the Bank.

        Section 5.07 Title to Property. The Company believes that, in all material respects, it and its Subsidiaries have such title to the property owned or claimed by each of them, respectively as is necessary to allow the Company and its Subsidiaries taken as a whole to conduct its business as now conducted and as proposed to be conducted by the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries have good title to all principal plants and reservoirs and other real and personal property material to the Company's business (excluding easements, mineral rights, water rights and other rights ancillary to fee ownership of real property) now purported to be owned by it, subject to no lien of any kind except as permitted under Section 6.13 or as referred to in its balance sheet furnished under Section 5.05.

        Section 5.08 Compliance with Laws, Contracts. Neither the Company nor any Subsidiary is in violation or default with respect to any applicable law and/or regulation which materially affects the business, properties, condition (financial or otherwise) or operations of the Company or its Subsidiaries taken as a whole, nor are any of them in violation or in default with respect to any order, writ, injunction, demand or decree of any court, or any indenture, agreement or other instrument under which any of them is bound or may be bound, default under or violation of which might have a material and adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company or its Subsidiaries taken as a whole or might result in the acceleration of the maturity of any of their indebtedness other than as heretofore disclosed in writing to the Bank.

        Section 5.09 Loan Documents. The Company makes each of the representations and warranties made by it in the Loan Documents to which it is or is to be a party, to and for the benefit of the Bank as if the same were set forth at length herein.

        Section 5.10 Exemption of Interest from Federal Income Tax. It is the intention of the Company that the interest on the Certificates be excluded from the gross income of the holders thereof (other than "substantial users," or "related Persons" of substantial users, as such terms were defined in Section 103(b) of the Internal Revenue Code of 1954, as amended from time to time as in effect on the date of issuance of the Certificates) for Federal income tax purposes. To that end, the Company represents to the Bank that it has not taken any action, and knows of no action that any other Person has taken, which would cause interest on the Certificates to be included in the gross income of the recipients thereof. The Company warrants that it will not take any action or omit to take any action which, if taken or omitted, would cause interest on the Certificates to be included in the gross income of the holders thereof (other than "substantial users," or "related Persons" of substantial users, as such terms were defined in Section 103(b) of the Internal Revenue Code of 1954, as amended from time to time as in effect on the date of issuance of the Certificates) for Federal income tax purposes.

        Section 5.11 No Misleading Statements. Nothing herein or in any exhibit, certificate, notice or other written information furnished or to be furnished by the Company in connection with this Agreement, the Letter of Credit or any Related Document contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 5.12 Employee Retirement Income Security Act of 1974. The Company is in substantial compliance with ERISA; no Reportable Event has occurred and is continuing with respect to any Plan; no notice of withdrawal liability has been received from a Plan pursuant to Section 4202 of ERISA; and the minimum funding standards imposed on the Company by ERISA with respect to each Plan have been satisfied.

        Section 5.13 Subsidiaries. The Company has heretofore furnished the Bank with a list of all present Subsidiaries, including for each the type of business, jurisdiction of incorporation and percentage of outstanding securities owned of record and beneficially. The Company directly or indirectly owns such securities free and clear of all liens, charges, encumbrances and rights of others.

        Section 5.14 No Burdensome Restrictions. No contract, agreement or other instrument as to which the Company or its Subsidiaries may be bound materially adversely affects, or insofar as the Company may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Company or its Subsidiaries taken as a whole.

        Section 5.15 Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it, except for returns which have been appropriately extended, and all other taxes, fees or other charges imposed on it by any governmental authority, agency or instrumentality which have become due and payable (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Company or its Subsidiaries); and no tax liens have been filed.

        Section 5.16 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        Section 5.17 Leases. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they operate which either singly or in the aggregate are material to the Company's operations as a whole, subject to subleases in the ordinary course of business, and all of such leases are valid and subsisting and are in full force and effect. There is no default on the part of the Company or any Subsidiary existing under any of such leases, and none of such leases contains any unusual or burdensome provision which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the Company's or such Subsidiary's right of occupancy and to continue its operations under such lease.


                                   ARTICLE VI
                              Affirmative Covenants

        The Company covenants with the Bank, until expiration or cancellation of the Letter of Credit and payment in full of all Obligations, as follows:

        Section 6.01 Financial Statements. The Company will furnish to the Bank:

        (a) within 90 days after the close of each fiscal year, a balance sheet of the Company setting forth its financial condition as at the end of such fiscal year, together with statements of income, capitalization, earned surplus and changes in financial position of the Company for such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year, all in reasonable detail, such balance sheet and statements of income, capitalization, earned surplus and changes in financial position to be accompanied by an opinion with respect thereto of independent public accountants, who may be either the present regular auditors of the books of the Company or other auditors of recognized national standing, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

        (b) within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year, an unaudited balance sheet of the Company as at the end of such accounting period, and unaudited statements of income and earned surplus of the Company and a statement of changes in financial position of the Company for the portion of the fiscal year ending with the last day of such quarterly accounting period, setting forth in each case in comparative form the figures for the corresponding periods a year earlier, all in reasonable detail, prepared by the Controller, the Treasurer or an Assistant Treasurer or any other accounting officer of the Company, accompanied by the certificate of the officer preparing such financial statements to the effect that they fairly present the Company's financial condition and results of operations, respectively;

        (c) promptly upon distribution thereof, copies of all such financial or other statements, including proxy statements, and reports as the Company shall send to any class of its stockholders or holders of its debt securities;

        (d) promptly after filing thereof, copies of all regular and periodic reports, proxy statements (other than preliminary) and registration statements which the Company may file with the SEC or any governmental agency substituted therefor and, promptly upon written request therefor, copies of the financial statements which the Company may file annually with any state regulatory agency or agencies; provided, however, that the Company need not deliver to the Bank any document which it has filed with the SEC or any governmental agency substituted therefor, or any state regulatory agency or agencies if such reports are not available for inspection by the public or if confidential treatment thereof has been requested and has not been denied;

        (e) promptly upon receipt thereof, copies of any notices received from state regulatory agencies relating to any order, ruling, statute or other law or information which might reasonably be expected to materially and adversely affect the franchises, permits, licenses or rights for the operation of the business of the Company; and

        (f) promptly upon request therefor, such information as to the business and properties of the Company as the Bank may from time to time reasonably request in writing.

        (g) as soon as available any written report pertaining to material items in respect of the Company's internal control matters submitted to the Company by its independent public accountants in connection with each annual or interim special audit of the financial condition of the Company and its Subsidiaries made by the Company's independent public accountants; and

Together with each delivery of financial statements required by clauses (a) and
(b), the Company will deliver to the Bank a certificate signed by its principal financial officer stating that there exists no Event of Default or Default or, if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto.

        Section 6.02 Officer's Certificate. Each set of financial statements delivered pursuant to Section 6.01(a) or Section 6.01(b) will be accompanied by a certificate, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, stating that a review of the affairs and activities of the Company during the applicable period has been made under their supervision and that the Company was not at any time during such period in default under any of the provisions of this Agreement and demonstrating, in reasonable detail, compliance with Section 6.13 and; provided, however, that, in the event that any such default shall have occurred, such certificate shall so specify and shall state whether such Default has been cured or is continuing.

        Section 6.03 Accountant's Certificate. Each set of annual financial statements delivered pursuant to Section 6.01(a) will be accompanied by a report of the independent public accountants who have certified or reported on such financial statements stating that, in making their examination necessary to express an opinion on such financial statements, such accountants have obtained no knowledge of any condition or event which then constitutes, or which after the giving of notice or the passage of time or both would constitute, an Event of Default and, if any such condition or event then exists, specifying the nature and period of existence thereof.

        Section 6.04  Subsidiaries.  If at any time the Company shall have a
Subsidiary:

        (a) the financial statements delivered to the Bank pursuant to Section 6.01(a) and (b) shall be prepared on a consolidated basis for the Company and any such Subsidiary or Subsidiaries in accordance with generally accepted accounting principles; and

        (b) if the assets of any such Subsidiary exceed 10% of the total assets of the Company as shown on the balance sheet of the Company as at the end of its last preceding fiscal quarter or the net income of such Subsidiary exceeds 10% of the net income of the Company as shown on its income statement for its last preceding fiscal quarter, the financial statements referred to in Section 6.01(a) and (b) shall, at the Bank's request, be furnished on a consolidating basis with respect to the Company and such Subsidiary in addition to those for the Company.

        Section 6.05 Other Reports. The Company will deliver to the Bank:

        (a) forthwith upon an officer of the Company's obtaining knowledge of the occurrence of each Default or Event of Default, a certificate from an officer of the Company setting forth the details thereof and the action which the Company proposes to take with respect thereto;

        (b) a prompt written notice of any condition or event which has resulted or might reasonably be expected to result in (i) a material adverse change in the business, properties, condition (financial or otherwise) or operations of the Company or any Subsidiary, (ii) a breach of or noncompliance with any term, condition or covenant contained herein or in any Related Document, (iii) a material breach of or noncompliance with any term, condition or covenant of any material contract to which the Company or any Subsidiary is a party or by which it or its assets or properties may be bound, or (iv) any material adverse change in the Project (financial, physical or otherwise);

        (c) a prompt written notice of any claims, proceedings or disputes against or on behalf of the Company or any Subsidiary or, to the knowledge of the Company, threatened or affecting the Company or any Subsidiary, which, if adversely determined, would have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company or any Subsidiary (without in any way limiting the foregoing, claims, proceedings, or disputes involving monetary amounts in excess of $500,000 not fully covered by insurance shall be deemed to be material), or any material labor controversy resulting in or threatening to result in a strike against the Company or any Subsidiary, or any proposal by any public authority to acquire any of the material assets or business of the Company or any Subsidiary;

        (d) will cause each of its Subsidiaries to deliver to the Bank, as soon as possible, and in any event within thirty (30) days after the Company knows, or has reason to know, that any Reportable Event with respect to any Plan has occurred, a statement of the principal financial officer of the Company or the affected Subsidiary setting forth details as to such Reportable Event and the action which the Company or the affected Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if a copy of such notice is available to the Company or the affected Subsidiary, (ii) prompt written notice to the Bank of any decision by the Company, any Subsidiary or any member of the Controlled Group to terminate or withdraw from any Plan, or receipt of a notice of withdrawal liability with respect to a Plan pursuant to Section 4202 of ERISA, and (iii) promptly after receipt thereof a copy of any notice of intent to terminate any Plan or to appoint a trustee to administer any Plan which the Company, any Subsidiary or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any Plan; provided, however, this subparagraph shall not apply to notices of general application promulgated by the Department of Labor; and

        (e) promptly upon the filing thereof, any annual, quarterly or special reports (including, without limitation, any 10K, 10Q or 8K reports) which the Company shall file with the Securities and Exchange Commission, or any successor agency thereto.

        Section 6.06 Inspection. The Company will permit any Person designated by the Bank in writing, at the Bank's expense, to visit and inspect any of the assets and properties of the Company and any Subsidiary, including the Project, to examine the books and financial records of the Company and any Subsidiary and make copies thereof or take extracts therefrom, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with the principal officers of the Company and such Subsidiary, all at such reasonable times and as often as the Bank may reasonably request.

        Section 6.07 Payment of Taxes and Other Charges; ERISA. The Company will pay, and will cause each Subsidiary to pay, before the same shall become delinquent, (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may rise under Section 4062, 4063 or 4064 of ERISA, or any similar provision of law), and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a lien upon any of its properties, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy, claim or demand whose amount, applicability or validity is being contested in good faith by appropriate proceedings. The Company will take all actions and fulfill all conditions necessary to maintain, and will maintain, substantial compliance of all employee benefit plans established or maintained, or to which contributions shall be made by the Company that are under the control of the Company (whether such plans are now existing or established in the future), with the requirements of ERISA and the rules and regulations adopted or that may be adopted thereunder.

        Section 6.08 Preservation of Existence, Etc. Except as otherwise provided, the Company will preserve and maintain its and any Subsidiaries the net assets of which exceed $300,000 existence, rights, franchises and privileges necessary or desirable in the normal conduct of its business as contemplated and as presently conducted.

        Section 6.09 Compliance with Laws, Etc. The Company will, and will cause each Subsidiary to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction, the terms of any indenture, contract or other instrument to which it is a party or under which it or its properties may be bound, noncompliance with which could materially adversely affect (a) the Company's business, properties, condition (financial or otherwise) or operations, or (b) the Company's ability to perform its obligations under this Agreement or any of the Related Documents to which it is or is to be a party, unless the same is being contested in good faith and by appropriate proceedings and the Company makes adequate provision for payment thereof, satisfactory to the Bank, in the event it should lose such contest.

        Section 6.10 Certain Notices. The Company will furnish to the Bank (a) a copy of any material notice, certification, demand or other writing or communication given by the District, Leasing Firm or the Trustee to the Company or by the Company to the District, Leasing Firm or the Trustee under or in connection with any of the Related Documents, in each case promptly after the receipt or giving of the same, and (b) any opinion of counsel or certificate required to be given to the District, Leasing Firm or Trustee under the Related Documents, addressed to the Bank.

        Section 6.11 Insurance. The Company and its Subsidiaries will maintain or cause to be maintained in force until expiration or cancellation of the Letter of Credit and full payment of the Obligations insurance (including but not limited to public liability insurance) with responsible and reputable insurance companies in such amounts and covering such risks as is required by law and as is usually carried by companies engaged in a similar business and owning similar properties in the same general areas in which the Company and its Subsidiaries operates.

        Section 6.12 Related Documents. The Company makes each of the covenants made by it in the Related Documents to which it is or is to be a party, to and for the benefit of the Bank as if the same were set forth at length herein.

        Section 6.13 Incorporated Covenants. The Company will perform, comply with and be bound by all of its agreements, covenants and obligations contained in Sections 5.5, 5.6 (other than Section 5.6(a)(3)(ii)), 5.7, 5.8, 5.10, 5.11 and 5.13 of that certain Note Agreement, dated as of May 15, 1991 (the "Note Agreement"), among the Company and the purchasers named in Schedule I attached thereto (such Sections and all other terms of the Note Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this Agreement); provided, however, that

        (a) all references to "Purchaser" or "Purchasers" shall be deemed to refer to the Bank;

        (b) all references to "Note" or "Notes" shall be deemed to refer to the Obligations hereunder, except in Section 5.6(a)(1) in which the reference to "Notes" shall be deemed to refer to the Obligations hereunder and the promissory notes of the Borrower outstanding under the Note Agreement; and

        (c) all references to "this Agreement" and "herein", "hereof" and words of similar purport shall, except where the context otherwise requires, be deemed to refer to this Agreement.

All such Sections and other terms, definitions and provisions of the Note Agreement shall, except as the Bank shall otherwise consent for purposes of this Agreement, continue in full force and effect for the benefit of the Bank as if it were a Purchaser (as defined in the Note Agreement), whether or not the Notes (as so defined) remain outstanding or the Note Agreement remains in effect among, or is modified or amended by, or any provisions thereof are waived by, the parties thereto.


                                   ARTICLE VII
                               Negative Covenants

        The Company covenants with the Bank, until expiration or cancellation of the Letter of Credit and payment in full of all Obligations, that, without the prior written consent of the Bank:

        Section 7.01 Issuance of Stock By Subsidiaries. The Company will not permit any Subsidiary to issue, sell or dispose of (i) any shares of its Preferred Stock to any Person except to the Company, or (ii) any shares of its stock, other than Preferred Stock and directors' qualifying shares as required by law, except to the Company or to another Subsidiary or on a pro rata basis to the then holders of each class of shares to be issued or in a transaction otherwise permitted hereunder.

        Section 7.02 Prohibition of Certain Contracts. The Company will not, and will not permit any Subsidiary to, enter into, become a party to or become liable in respect of, any of the following:

        (a) any contract obligating the Company or any Subsidiary to make any Investment in any Person unless such Investment is otherwise permitted hereunder, or to purchase any property from any Person if the purpose of such purchase is to enable such Person to maintain working capital, net worth or any other balance sheet condition, or to pay debts, dividends or expenses;

        (b) any lease or contract to use any real or Personal property if such lease or contract or any related document provides that the obligation of the Company or any Subsidiary, as lessee or user, to make payments thereunder is absolute and unconditional under provisions not customarily found in commercial leases then in general use, or requires that the lessee or user underwrite the adequacy of condemnation awards or insurance proceeds or purchase or otherwise acquire securities or obligations of the lessor, except such lease or contract any part of the future payments under which constitutes Funded Indebtedness permitted hereunder;

        (c) any contract for the sale or use of materials, supplies or other property, or any contract for rendering services, if such contract or any related document requires that payment to the Company or any Subsidiary, as the case may be, for such materials, supplies or other property, or the use thereof, or payment to the Company or any Subsidiary, as the case may be, for such services, shall be subordinated to any Indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person;

        (d) any contract or agreement subordinating or consenting to the subordination of any then existing right or claim of the Company or any Subsidiary to any right or claim of any other Person; and

        (e) any other contract which, in economic effect, is substantially equivalent to a guarantee of the obligations of any Person, except if such contract constitutes Funded Indebtedness permitted hereunder.

        Section 7.03 Consolidated Tax Returns. The Company will not file, or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary or any corporation controlled by the Company.

        Section 7.04 Sale of Certain Instruments and Accounts. The Company will not, and will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of any promissory notes owned by it, or any of its accounts receivable (including trade acceptances), except (i) in transactions involving the Company and one or more Subsidiaries, exclusively, or involving two or more Subsidiaries, exclusively, and (ii) as part of a transaction otherwise permitted hereunder.

        Section 7.05 Leasebacks. The Company will not, and will not permit any Subsidiary to, become or remain liable in any way, whether directly or by assignment or as a guarantor, for the obligations of the lessee or user under any lease or contract for the use of any real or Personal property, if such property is owned on the date of this Agreement or is thereafter acquired by the Company or any Subsidiary, and if such property either (i) has been or is to be sold or transferred to any Person by the Company or any Subsidiary or (ii) was, is or will be used by the Company or any Subsidiary for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any Subsidiary to any Person in connection with such lease or contract, except that the Company may become and remain liable for Capitalized

Lease Obligations to the extent such Capitalized Lease Obligations were incurred in compliance with the terms hereof.

        Section 7.06 Amendments. Without the consent of the Bank, the Company will not amend, modify or terminate, or agree to amend, modify or terminate any Certificate or any Related Document.


                                  ARTICLE VIII
                                Events of Default

        Section 8.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

        (a) the Company shall fail to make any payment required to be made by it hereunder or under any of the Related Documents when due; or

        (b) the Trustee shall fail to make any payment required to be made by it under (the Second Trust Agreement) or any Certificate when due; or

        (c) any representation or warranty made by the Company in this Agreement, any of the Related Documents or any writing furnished in connection with or pursuant to this Agreement or any of the Related Documents shall be false in any material respect or shall omit any material fact on the date as of which made; or

        (d) the Company shall fail to perform or observe any term, covenant or agreement contained in Article VII; or

        (e) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the Related Documents on its part to be performed or observed, (i) with respect to any such term, covenant or agreement contained herein, any such failure remains unremedied for thirty (30) days after such failure shall first become known to any officer of the Company, and (ii) with respect to any such term, covenant or agreement contained in any of the other Related Documents and any such failure remains unremedied after any applicable grace period specified in such Related Document, if any; or

        (f) an event of default shall occur under the Second Trust Agreement, the Second Lease-Purchase Agreement the Second Miramar Project Sublease, the Remarketing Agreement or the Pledge Agreement; or

        (g) the Company shall default in any payment of principal of or interest on any other obligation for money borrowed (or of any obligation under a conditional sale or other title retention agreement or of any obligation secured by a purchase money mortgage or of any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto; or the Company shall default in the performance or observance of any other agreement, or any term or condition contained in any other agreement under which any such obligation is created (or if any other default thereunder or under such agreement shall occur and be continuing) and the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity; or

        (h) the Company or any Subsidiary shall commence (by petition, application, or otherwise) a voluntary case or other proceeding under the laws of any jurisdiction seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, self-trusteeship, receiver, custodian, or other similar official of it or any substantial part of its property; or shall consent (by answer or failure to answer, or otherwise) to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or shall make an assignment for the benefit of creditors; or shall generally not pay its debts as they become due or not be able to pay its debts as they become due; or admit in writing its inability to pay its debts as they become due; or shall take any corporate action to authorize any of the foregoing; or

        (i) an involuntary case or other proceeding shall be commenced under the laws of any jurisdiction against the Company or any Subsidiary, seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days or a trustee, receiver, custodian or other official shall be appointed in such involuntary case; or

        (j) a judgment or order for the payment of money in excess of $250,000 shall be rendered against the Company and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

        (k) any judgment, writ, attachment, execution, injunction, or similar process in excess of $250,000 shall be issued or levied against the property of the Company, and such process shall not be released, vacated, or fully bonded within thirty (30) days after its issue or levy; or

        (l) any Reportable Event, which the Bank determines in good faith constitutes grounds for the termination of any Plan or Plans by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Plans shall have occurred and be continuing thirty (30) days after written notice of such determination by the Bank shall have been given to the Company, any of its Subsidiaries or any member of the Controlled Group, or (ii) a decision shall have been made by the Company, any of its Subsidiaries or any member of the Controlled Group to terminate, file a notice of termination with respect to, or withdraw from, any Plan or Plans, or (iii) a trustee shall be appointed by the appropriate United States District Court to administer any Plan or Plans, or (iv) the PBGC shall institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, or (v) the receipt of a notice of withdrawal of liability pursuant to Section 4202 of ERISA, and in case of the occurrence of any event described in the preceding clauses (i), (ii), (iii), (iv) and (v) of this subsection, the aggregate amount of the Company's liability to a Plan or to the Pension Benefit Guaranty Corporation under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA as determined in good faith by the Bank could exceed 5% of the Company's net worth, and such liability of the Company is not covered in full, for the benefit of the Company, by insurance;

        (m) a Determination of Taxability (as defined in the Second Lease - Purchase Agreement) shall occur;

        THEN, or at any time thereafter, the Bank may take such action in its discretion as is authorized under Sections 8.02 and 8.03 below.

        Section 8.02 Remedies. When the Company is in default under Section 8.01(h) or 8.01(i) above, any and all Obligations then owing or which will become owing upon a drawing of the full amount available under the Letter of Credit shall automatically become due and payable, and in the case of any other default under Section 8.01, the Bank may, at its option, in addition to all other rights, powers and privileges the Bank may have, by written notice to the Company and the Trustee exercise any or all of the following remedies, which remedies shall not be exclusive: (a) require the Trustee to declare the Certificates due and payable as provided in the Second Trust Agreement, (b) declare the amount for which the Letter of Credit was issued and any other Obligations then owing or which will become owing as a result of the Certificates being declared due and payable as provided in the Second Trust Agreement immediately due and payable without further demand or notice and the Company shall pay to the Bank such amounts, and (c) take such action as the Bank in its sole discretion deems necessary or desirable to remedy any default, which action shall not be deemed a waiver of such default or any prior or subsequent default.

        Section 8.03 Additional Remedies. In addition to the remedies set forth in Section 8.02, upon the occurrence of any Event of Default, the Bank may exercise any right or remedy which it has under this Agreement, any Related Document or otherwise available at law or in equity or by statute, and all of the Bank's rights and remedies will be cumulative.


                                   ARTICLE IX
                       Covenants Relating to Construction

        Section 9.01 Indemnity. The Company agrees to indemnify and hold the Bank harmless from and against all liabilities, claims, damages, costs and expenses (including but not limited to reasonable legal fees and disbursements) arising out of or resulting from any defective workmanship or materials occurring in the construction of the Project. Upon demand by the Bank, the Company will defend any action or proceeding brought against the Bank alleging any defective workmanship or materials, or the Bank may elect to conduct its own defense at the expense of the Company.


                                    ARTICLE X
                                  Miscellaneous

        Section 10.01 Amendment and Waiver. This Agreement and each provision hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the parties hereto provided, however the signature of the Trustee shall be required only with respect to those amendments, waivers, discharges or terminations that expand or otherwise modify the nature of its obligations hereunder. A Default or Event of Default may be waived by the Bank and any such Default or Event of Default which has been waived in writing by the Bank shall not be deemed to be continuing during the period (including any retroactive period) for which the waiver is effective.

        Section 10.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        Section 10.03 Notices. Except as provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, or, in the case of telex or telegraphic notice, when delivered to the telex or telegraphic company, or in the case of telex notice sent over a telex owned or operated by a party hereto, when sent, addressed to the Company or to the Bank, as the case may be, at their respective addresses shown opposite their signatures hereto or at such other address as either of such parties may hereafter specify in writing to the other, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

        Section 10.04 Waiver. No failure or delay on the part of the Bank in exercising any right, power or privilege under this Agreement, the Letter of Credit, or any of the Related Documents and no course of dealing between the Company or any other Person and the Bank shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or Constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand.

        Section 10.05 Descriptive Headings, Etc. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        Section 10.06 Benefit of Agreement. This Agreement shall be binding upon each party hereto, its successors and assigns, except that the Company may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement is made and entered into solely for the protection and benefit of the Bank the Trustee and the Company and their successors and assigns and no other Person shall have any right of action under this Agreement.

        Section 10.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

        Section 10.08 Actions. The Bank shall have the right, but not the obligation, to commence, appear in and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Obligations, the Project, this Agreement, the Related Documents or the Letter of Credit. The Company will pay promptly on demand all of the Bank's reasonable out-of-pocket costs, expenses and legal fees and disbursements incurred in those actions or proceedings.

        Section 10.09 Participations. The Bank shall have the right at any time to sell participations in the Letter of Credit and this Agreement to any other Persons without the consent of the Company or the Trustee, provided that no such action by the Bank shall relieve the Bank of its obligations hereunder. The Bank may disclose to any participants or prospective participants any information or other data or material in the Bank's possession relating to this Agreement, any Related Document, the Company and the Project, without the consent of the Company.

        Section 10.10 Severability. Any provision of this Agreement which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or enforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement or otherwise to amend this Agreement to achieve such result.

        Section 10.11 Confidentiality. The Bank agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature, all non-public information supplied by the Company, its Subsidiaries or Joint Ventures pursuant to the Agreement which (a) is identified as non-public at the time it is delivered to the Bank or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder or any contract or agreement not previously filed, or filed on a confidential basis, with any governmental authority (collectively, the "Confidential Information"), provided that nothing herein shall limit the disclosure of any such Confidential Information (i) to the extent required by statute, rule, regulation or judicial process, (ii) on a confidential basis, to the counsel to the Bank, (iii) to bank examiners, auditors or accountants and any analogous counterpart thereof, (iv) in connection with litigation to which the Bank is a party, or (v) to any participant or prospective participant in the Letter of Credit so long as such participant or prospective participant agrees to keep such Confidential Information confidential on substantially the same basis as provided in this Section.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

ADDRESS:                                        SOUTHER CALIFORNIA WATER COMPANY

630 East Foothill Boulevard
San Dimas, CA  91773                            By___________________________
Attn: McClellan Harris III
                                                Its CFO, VP-Finance, Treasurer
                                                and Corporate Secretary



ADDRESS:                                        THE BANK OF NOVA SCOTIA

        580 California Street
        Suite 2100                              By___________________________
        San Francisco, CA 94104
                                                Its____________________________

                                                                       EXHIBIT A


                          IRREVOCABLE LETTER OF CREDIT


                             THE BANK OF NOVA SCOTIA
                              580 California Street
                         San Francisco, California 94104

                                                          Date: November 14,1997

                                                        LETTER OF CREDIT No.____


First Trust of California National Association
550 South Hope Street, Suite 500 Los Angeles, California 90071

Attention:__________________

Dear Sirs:

        You, as Trustee under the Second Trust Agreement dated as of November 1, 1984, as amended and modified (the "Second Trust Agreement") among Central Bank Leasing (the "Leasing Firm"), Three Valleys Municipal Water District (the "District"), Southern California Water Company (the "Company"), and you, pursuant to which U.S. $6,000,000 (Six Million Dollars) in aggregate principal amount of Certificates of participation (Variable Rate Obligation) (Miramar Water Treatment, Water Transmission and Hydroelectric Generating Facilities) (the "Certificates") are being issued, are hereby irrevocably authorized to draw on Irrevocable Letter of Credit No. ______ issued by The Bank of Nova Scotia (the "Bank"), for the account of the Company available by your drafts at sight upon the terms and conditions hereinafter set forth, an aggregate amount not exceeding U.S. $6,296,000 (Six Million Two Hundred and Ninety-Six Thousand Dollars) (the "Stated Amount"). This Letter of Credit is effective immediately and expires on November 15, 2000 (the "Expiration Date").

        The amount available, in the aggregate, under Principal Drawings (as hereinafter defined) and principal purchase Drawings (as hereinafter defined) shall not exceed $6,000,000 (Six

Million Dollars), as such amount may be decreased and/or increased as hereinafter provided. The amount available, in the aggregate, under Interest Drawings (as hereinafter defined) and Interest purchase Drawings (as hereinafter defined) shall not exceed $296,000 (Two Hundred and Ninety-Six Thousand Dollars), as such amount may be decreased and/or increased as hereinafter provided.

        Funds under this Letter of Credit are available to you against your sight drafts drawn on us, stating on their face: "Drawn under Irrevocable Letter of Credit No. ______ issued by The Bank of Nova Scotia, 580 California Street, San Francisco, California."

               (A) If the drawing is being made with respect to any payment of principal of the Certificates ("Principal Drawing"), the sight draft shall be accompanied by your written certificate signed by you in the form of Exhibit A attached hereto appropriately completed.

               (B) If the drawing is being made with respect to a payment of interest on the Certificates (an "Interest Drawing"), the sight draft shall be accompanied by your written certificate signed by you in the form of Exhibit B hereto appropriately completed.

               (C) If the drawing is being made in accordance with Sections 3.02(e), 3.11(a)(4) or 3.12 of the Second Trust Agreement with respect to payment of the portion of the purchase price of Certificates delivered to the Co-Paying Agent appointed pursuant to the Second Trust Agreement (the "Co-Paying Agent") equal to the principal amount of such Certificates (a "Principal Purchase Drawing"), the sight draft shall be accompanied by your written certificate signed by you in the form of Exhibit C attached hereto appropriately completed. In connection with any principal Purchase Drawing, Certificates in aggregate principal amount equal to the amount of your sight draft(s) presented in respect of any such drawing shall be delivered by the Co-Paying Agent to the Bank as promptly as practicable, and in any event within five (5) Business Days (as hereinafter defined), after such drawing.

               (D) If the drawing is being made with respect to payment of the portion of the purchase price of Certificates referred to in paragraph
        (C) above equal to the amount of accrued and unpaid interest on such Certificates to the date of purchase of such Certificates (an "Interest Purchase Drawing"), the sight draft shall be accompanied by your written certificate signed by you in the form of Exhibit D attached hereto appropriately completed and such Interest purchase Drawing shall be made simultaneously with the related principal Purchase Drawing.

        Presentation of such draft(s), Certificate(s) and certificate(s) shall be made at our office located at 580 California Street, San Francisco, California 94104, Attention: Letter of Credit Department, or at any other office in the State of California which may be designated by us by written notice delivered to you. Drafts and certificates may be presented to the Bank in the forms of a tested telex (telex no. 00340602), with original executed drafts and certificates to follow immediately thereafter.

        We hereby agree that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us upon delivery of the certificate(s) as specified if presented at such office on or before the Expiration Date hereof provided that in each case the documents presented in connection with a drawing conform to the terms and conditions hereof, the following time schedule shall prevail:

               (A) If a Principal Drawing or an Interest Drawing is made by you hereunder at or prior to 2:00 P.M., San Francisco time, on a Business Day (as hereinafter defined), payment shall be made to you or to your order of the amount specified, in immediately available funds, at or prior to 9:00 A.M. San Francisco time, on the next succeeding Business Day.

               (B) If a Principal Drawing or an Interest Drawing is made by you hereunder after 2:00 P.M., San Francisco time, on a Business Day, payment shall be made to you or to your order of the amount specified, in immediately available funds, at or prior to 9:00 A.M. San Francisco time, on the second succeeding Business Day.

               (C) If a principal purchase Drawing or an Interest purchase Drawing is made by you hereunder at or prior to 9:00 AM., San Francisco time on a Business Day, payment shall be made to you or to your order of the amount specified, in immediately available funds, at or prior to 12:00 noon, San Francisco time on such Business Day.

               (D) If a principal Purchase Drawing or an Interest Purchase Drawing is made by you hereunder after 9:00 AM., San Francisco time, on a Business Day, payment shall be made to you or to your order of the amount specified, in immediately available funds, at or prior to 12:00 noon, San Francisco time, on the next succeeding Business Day.

        If requested by you, payment under this Letter of Credit may be made by deposit of immediately available funds into a designated account, that you maintain with us. As used herein, "Business Day" shall mean a day on which banks located in each of the cities in which, (i) the principal office of the Trustee is located (ii) the principal office of the Paying Agent (as defined in the Second Trust Agreement) is located and (iii) the Bank is located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

        The amount available under this Letter of Credit and the amount available, in the aggregate, under principal Drawings and principal purchase Drawings shall be decreased upon, and to the extent of, each principal Drawing and principal Purchase Drawing and shall also be decreased upon and to the extent of any prepayment of the principal amount of Certificates for which no drawing under this Letter of Credit is required pursuant to Sections 3.11 (a)
(1), 3.11 (a) (2), 3.11 (a) (6) or 3.11 (a) (7) of the Second Trust Agreement.
The amount available under this Letter of Credit and the amount available, in the aggregate, under Interest Drawings and Interest purchase Drawings shall be decreased upon, and to the extent of, each Interest Drawing, and shall be decreased by an amount equal to one hundred and twenty (120) days' interest on each Certificate purchased pursuant to a Principal purchase Drawing and on each Certificate prepaid for which no drawing under the Letter of Credit is required. Upon receipt by the Bank of reimbursement in full by the Company of any amounts due the Bank because of an Interest Drawing, the amount available under this Letter of Credit and the amount available, in the aggregate, under Interest Drawings and Interest Purchase Drawings shall be increased by the amount of the reimbursed Interest Drawing. The Bank shall have the right at any time during the ten Business Days following the day on which a payment in respect of an Interest Drawing is made to increase the amount available, in the aggregate, under Interest Drawings and Interest Purchase Drawings by the amount of the Interest Drawing or not to increase the amount so available if at such time such reimbursement has not been made or any other Event of Default (as defined in the Reimbursement Agreement, dated as of October 3, 1997, among the Company and the Bank) shall have occurred and then be continuing. The Bank shall immediately notify the Company and the Trustee by telephone (confirmed in writing) if the Bank elects to increase its obligation under this Letter of Credit pursuant to the immediately preceding sentence. If no such notice is given by the Bank prior to the close of business on the tenth Business Day following a date on which a payment with respect to an Interest Drawing is made, the amount available under this Letter of Credit shall be automatically increased as hereinabove provided whether or not the Bank has received reimbursement by the Company of the amounts due in respect of such payment.

        If the Bank releases Certificates to the Remarketing Agent pursuant to Section S of the pledge Agreement, dated as of October 3, 1997(the "Pledge Agreement") between the Company and the Bank in connection with a remarketing of such Certificates and the Bank receives payment in an amount equal to the principal amount of, plus accrued and unpaid interest on, such Certificates, (i) the amount available under this Letter of Credit will thereupon, and without further action by the Bank, be increased by an amount equal to the sum of the principal amount of such Certificates so released, and an amount equal to one hundred and twenty (120) days' interest on such Certificates, (ii) the amount available, in the aggregate, for Principal Drawings and Principal Purchase Drawings shall be increased by the principal amount of the Certificates so released; and (iii) the amount available, in the aggregate, for Interest Drawings and Interest Purchase Drawings shall be increased by an amount equal to one hundred and twenty (120) days' interest on the Certificates so released.

        Only you as Trustee may make a drawing under this Letter of Credit. You may not make any drawing with respect to any Certificate purchased by the Company pursuant to Sections 3.02(e), 3.11(a) (4) or 3.12 of the Second Trust Agreement and not released pursuant to Section 5 of the Pledge Agreement, and the Bank shall not honor any such drawing. Upon the payment to you or to your order of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such sight draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such sight draft to you or any other person who may have made to you or makes to you a demand for payment of principal of, purchase price of, or interest on, any Certificate.

        If the amount available under this Letter of Credit has been decreased as a result of a Principal Drawing or Principal Drawings, the Bank shall have the right to require the Trustee to surrender this Letter of Credit to the Bank and to accept a substitute Letter of Credit which has a Stated Amount equal to the Stated Amount of this Letter of Credit less (i) the amount of such Principal Drawing or principal Drawings and (ii) an amount equal to one hundred and twenty days' interest on such Principal Drawing or Principal Drawings and which otherwise contains terms identical to this Letter of Credit.

        Upon the earlier of (i) the making by you of the final drawing available to be made hereunder (except a Principal Purchase Drawing with respect to which the Remarketing Agent is permitted to offer for sale pursuant to the Second Trust Agreement the Certificates purchased with the proceeds of such drawing),
(ii) our receipt of a certificate signed by your duly authorized officer stating that: "(a) the conditions precedent to the acceptance of an Alternate Credit Facility (as defined in the Second Trust Agreement) set forth in the Second Trust Agreement have been satisfied, (b) the Trustee has accepted the Alternate Credit Facility and (c) upon receipt by The Bank of Nova Scotia of this certificate, Irrevocable Letter of Credit No. ______ issued by The Bank of Nova Scotia shall terminate.", (iii) 3:00 P.M. at San Francisco time, on the effective date of the Fixed Interest Rate (as defined in the Second Trust Agreement), such effective date to be specified in a written direction from the Company or the Trustee to the Bank pursuant to Section 3.03 of the Second Trust Agreement and (iv) the Expiration Date hereof, this Letter of Credit shall automatically terminate and be delivered to the Bank for cancellation.

        This Letter of Credit is subject to the Uniform Customs and practices for Documentary Credits (1993 Revision), International Chamber of Commerce, publication No. 500 (the "Uniform Customs"). As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of California. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to The Bank of Nova Scotia, San Francisco Agency, 580 California Street, San Francisco, California 94104, Attention: Letter of Credit Department, specifically referring thereon to "Irrevocable Letter of Credit No. ______ issued by The Bank of Nova Scotia, 580 California Street, San Francisco, California 94104."

        This Letter of Credit may be transferred more than once, but only in the amount of the full unutilized balance hereof and only after receipt by the Bank of a $1,000 transfer fee, to any single transferee who has succeeded First Trust of California National Association as trustee under the Second Trust Agreement. Transfers may be effected only through ourselves and only upon presentation to us of a duly executed instrument of transfer in the form attached hereto as Exhibit E. Any transfer of this Letter of Credit as aforesaid must be endorsed by us on the reverse hereof and may not change the place of presentation from our Letter of Credit office in San Francisco, California.

        This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Certificates), except only the certificate(s) and the sight draft(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s) and such sight draft (5).

                                            Very truly yours,

                                            THE BANK OF NOVA SCOTIA


                                            By_________________________________

                                            Its_________________________________



                                            By_________________________________

                                            Its_________________________________

                                                                       EXHIBIT A

                        CERTIFICATE FOR PRINCIPAL DRAWING

        The undersigned, [Insert Name of Beneficiary) (the "Trustee") hereby certifies to The Bank of Nova Scotia (the "Bank"), with reference to Irrevocable Letter of Credit No. ______ (the "Letter of Credit"; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

               (1) The Trustee is the Trustee under the Second Trust Agreement for the holders of the Certificates.

               (2) The Trustee is making a drawing under the Letter of Credit with respect to the payment of the principal amount of all or a portion of the Certificates by reason of prepayment, acceleration or redemption (in whole or in part) pursuant to Section [Insert 3.11(a) (2), 3.11(a)
        (3), or 13.02] of the Second Trust Agreement or their maturity.

               (3) The amount of principal of the Certificates which is due and payable is $ [Insert Amount], and the Trustee has not heretofore made a drawing which has been honored under the Letter of Credit for such amount or any portion thereof in respect of such principal payment. The amount of the sight draft accompanying this certificate does not exceed such amount.

               (4) The amount of the sight draft accompanying this Certificate does not exceed the amount available in the aggregate for Principal Drawings and Principal Purchase Drawings under the Letter of Credit.

               (5) The amount of the sight draft accompanying this certificate was computed in accordance with the terms and conditions of the Certificates and the Second Trust Agreement.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __ day of ____________________


                                       Very truly yours,

                                       -----------------------------------
                                       [Insert Name), as Trustee

                                       -----------------------------------
                                       By
                                       [Insert Name and Title of Authorized
                                       Officer]

                                                                       EXHIBIT B

                        CERTIFICATE FOR INTEREST DRAWING

        The undersigned, [Insert Name of Beneficiary] (the "Trustee") hereby certifies to The Bank of Nova Scotia (the "Bank"), with reference to Irrevocable Letter of Credit No. ______ (the "Letter of Credit"; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

               (1) The Trustee is the Trustee under the Second Trust Agreement for the holders of the Certificates.

               (2) The Trustee is making a drawing in the amount of $[Insert Amount] under the Letter of Credit with respect to the payment of interest on the Certificates.

               (3) Interest accrued on the Certificates on or prior to the Expiration Date is due and payable, and the Trustee has not heretofore made a drawing which has been honored under the Letter of Credit for such amount or any portion thereof in respect of such interest payment. The amount of the sight draft accompanying this certificate does not exceed the amount of interest on the Certificates that is due and payable.

               (4) The amount of the sight draft accompanying this certificate does not exceed the amount available in the aggregate for Interest Drawings and Interest Purchase Drawings under the Letter of Credit.

               (5) The amount of the sight draft accompanying this certificate was computed in accordance with the terms and conditions of the Certificates and the Second Trust Agreement.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __ day of _________________,

                                            Very truly yours,

                                            -----------------------------------
                                            [Insert Name], as Trustee


                                            By_________________________________
                                            [Insert Name and Title of Authorized
                                            Officer]

                                                                       EXHIBIT C

                   CERTIFICATE FOR PRINCIPAL PURCHASE DRAWING

        The undersigned, [Insert Name of Beneficiary] (the "Trustee") hereby certifies to The Bank of Nova Scotia (the "Bank"), with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

               (1) The Trustee is the Trustee under the Second Trust Agreement for the holders of the Certificates.

               (2) The Trustee is making a drawing under the Letter of Credit at the written request of [Insert Name of CoPaying Agent] in its capacity as Co-Paying to pay the portion of the purchase price of Certificates delivered to the Co-Paying Agent pursuant to Section [Insert 3.02(e), 3.11(a) (4) or 3.12] of the Second Trust Agreement equal to the principal amount of such Certificates, and the Co-Paying Agent has agreed to deliver to the Bank within 5 Business Days a principal amount of Certificates equal to the amount of the sight draft accompanying this certificate.

               (3) The principal amount of the purchased Certificates with respect to which this drawing is made is $[Insert Amount], and the Trustee has not heretofore made a drawing which has been honored under the Letter of Credit for the principal amount, or any portion thereof, of the Certificates with respect to such purchase. The amount of the sight draft accompanying this certificate does not exceed such amount.

               (4) The amount of the sight draft accompanying this certificate does not exceed the amount available in the aggregate for Principal Drawings and Principal Purchase Drawings under the Letter of Credit.

               (5) The Trustee hereby directs you to make payment of $[Insert Amount, not Exceeding Amount of Sight Draft] of the sight draft accompanying this Certificate to account no. ________ of said Co-Paying Agent at _____________ and the balance thereof (if any) to the Trustee.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __ day of ______


                                          Very truly yours,

                                          -----------------------------------
                                          [Insert Name], as Trustee


                                          By_________________________________
                                          [Insert Name and Title of Authorized
                                          Officer]

                                                                       EXHIBIT D

                    CERTIFICATE FOR INTEREST PURCHASE DRAWING

        The undersigned1 [Insert Name of Beneficiary] (the "Trustee") hereby certifies to The Bank of Nova Scotia (the "Bank"), with reference to Irrevocable Letter of Credit No. _____ (the "Letter of Credit"; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Trustee, that:

               (1) The Trustee is the Trustee under the Second Trust Agreement for the holders of the certificates.

               (2) The Trustee is making a drawing under the Letter of Credit at the written request of [Insert Name of Co-Paying Agent] in its capacity as Co-Paying Agent, to pay the portion of the purchase price of Certificates delivered to the Co-Paying Agent pursuant to Section [Insert 3.02(e), 3.11(a) (4) or 3.12] of the Second Trust Agreement equal to the amount of accrued and unpaid interest on such Certificates to the date of purchase thereof.

               (3) The amount of accrued and unpaid interest on the purchased Certificates with respect to which this drawing is made is $[Insert Amount], and the Trustee has not heretofore made a drawing which has been honored under this Letter of Credit for the accrued and unpaid interest, or any portion, thereof on the purchased Certificates with respect to such purchase. The amount of the sight draft accompanying this certificate does not exceed the amount of interest accrued and unpaid on such Certificates to the date of purchase thereof.

               (4) The amount of the sight draft accompanying this certificate does not exceed the amount available in the aggregate for Interest Drawings and Interest purchase Drawings under the Letter of Credit.

               (5) The amount of the sight draft accompanying this certificate was computed in accordance with the terms and conditions of the Certificates and the Second Trust Agreement.

                The Trustee hereby directs you to make payment of $[Insert
                  Amount not Exceeding Amount of Sight Draft] of the sight draft accompanying this certificate to account no. of said Co-Paying Agent at _____________ balance thereof (if any) to the Trustee.

        IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the __day of ____________ ____.


                                    Very truly yours,

                                    ------------------------------------
                                    [Insert Name], as Trustee

                                    By_________________________________
                                    [Insert Name and Title of Authorized
                                    Officer]

                                                                       EXHIBIT E

The Bank of Nova Scotia
San Francisco Agency
580 California Street
San Francisco, California 94104

        Re: Irrevocable Letter of Credit No. ______ issued by The Bank of Nova
            Scotia

Gentlemen:

        For value received, the undersigned beneficiary hereby irrevocably transfers to:

        (Name of Transferee)

        (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

        By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee, and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. The Letter of Credit may hereafter be amended, extended or increased without necessity of any consent of or notice to the undersigned beneficiary, and you will give notice thereof directly to the transferee.

        The advice of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the transferee with your customary notice of transfer.

SIGNATURE AUTHENTICATED                            Yours very truly,

-----------------------------                      -----------------------------
(Bank).                                            Signature of Beneficiary

                                                                       EXHIBIT B

        PLEDGE AND SECURITY AGREEMENT, dated as of November 14, 1997, made by THE SOUTHERN CALIFORNIA WATER COMPANY, a California corporation (the "Pledgor"), in favor of THE BANK OF NOVA SCOTIA (the "Bank"), as contemplated by the Reimbursement Agreement dated as of October 3, 1997, among the Pledgor and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "Agreement"):

                                     W I T N E S S E T H:

        WHEREAS, pursuant to that certain Second Trust Agreement dated as of November 1, 1984, as amended and modified (the "Second Trust Agreement") among the Three Valleys Municipal Water District (the "District"), Central Bank Leasing (the "Leasing Firm"), the Pledgor, and Bank of America National Trust and Savings Association (the "Trustee"), $6,000,000 in a~gregate principal amount of Certificates of Participation (Variable Rate Obligation) (Miramar Water Treatment, Water Transmission and Hydroelectric Generating Facilities) (the "Certificates") are to be issued.

        WHEREAS, the Second Trust Agreement requires that Certificates delivered by the holders thereof to the Co-Paying Agent pursuant to the Second Trust Agreement be purchased under certain circumstances with the proceeds of Principal purchase Drawings and Interest Purchase Drawings under the Letter of Credit issued by the Bank under the Agreement (the "Remarketing
Certificate(s)");

        WHEREAS, the Pledgor will be the owner of the Remarketing
Certificate(s); and

        WHEREAS, it is a condition precedent to the obligation of the Bank to enter into the Agreement and to issue the Letter of Credit that the Pledgor shall have executed and delivered this pledge Agreement to the Bank;

        NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Bank as follows:

        1. Defined Terms. Unless otherwise defined herein, terms defined in the Agreement shall have such defined meanings when used herein.

        2. Pledge. The Pledgor hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all its right, title and interest in and to the Remarketing Certificate(s) and hereby grants tot he Bank a first lien on, and security interest in, the pledgor's right, title and interest in and to the Remarketing Certificate(s) and in all proceeds thereof, as collateral security for the prompt and complete payment when due of all amounts due in respect of the reimbursement obligation of the Pledgor set forth in Sections 2.02(a) and 2.02(b) of the Agreement and interest on such amounts as set forth mt he Agreement (all the foregoing being hereinafter called the "Obligations")

        3. Registration of and Interest on the Remarketing Certificate(s) - Upon delivery to the Bank pursuant to Section 9.14(b) of the Second Trust Agreement, Remarketing Certificate(s) shall be registered in the name of the pledgor and shall be duly endorsed for transfer by the pledgor in blank or the Pledgor shall have delivered to the Bank appropriate instruments of transfer duly executed in blank by the pledgor. The Bank may, but shall not be obligated to, register Remarketing Certificate(s) in its name or that of its agent at any time or from time to time. Except after the occurrence of an Event of Default and while the same is continuing, and except after any portion of the Obligations has been declared or has otherwise become due and payable and has not been paid, the Pledgor shall be entitled to receive and retain interest payments in respect of the Remarketing Certificate(s) and the Bank shall promptly pay over to or to the order of the Pledgor any interest received by the Bank and deliver to or to the order of the Pledgor any due-bill-checks received by the Bank pursuant to the Second Trust Agreement. If an Event of Default shall be cured or waived in writing by the Bank before the Obligations shall become or be declared to be due and payable, the Bank shall promptly thereafter pay over or deliver to the Pledgor all interest and due-bill-checks received by the Bank after the occurrence of such Event of Default and prior to such cure or waiver.

        4. Collateral. All property at any time pledged with the Bank hereunder (whether describe herein or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral."

        5. Release of Remarketing Certificate(s). If the Pledgor or the Co-Paying Agent or the Remarketing Agent makes or cause to be made to the Bank a payment of the Pledgor's reimbursement obligation under Section 2.02(a) of the Agreement or a prepayment in respect of the Pledgor's reimbursement obligation under Section 2.02(b) of the Agreement in accordance with Section 2.10 thereof, the Bank agrees to release from the lien of this Pledge and Security Agreement and deliver to the Pledgor (or its order) or the Co-Paying Agent (if such prepayment is made by the Co-Paying Agent on behalf of the Pledgor) Remarketing Certificate(s), of which the principal amount plus accrued interest is equal to the amount of the prepayment so made.

        6. Rights of the Bank. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter without notice exercise all rights, privileges or options pertaining to any Remarketing Certificate(s) as if it were the absolute owner thereof (except, before any portion of the Obligations has been declared or has otherwise become due and payable and has not been paid, the right to sell the Remarketing Certificates), upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or~options and shall not be responsible for any failure to do so or delay in so doing.

        7. Remedies. In the event that any portion of the Obligations has been declared or has otherwise become due and payable, and has not been paid, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping orotherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part of the Obligations in such order as the Bank may elect, and only after such application of such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including, without limitation, Section 9-504
(a) (c) of the Uniform Commercial Code of the State of California need the Bank account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition. In addition to the rights and remedies granted to it herein and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of California.

        8. ReDresentations. Warranties and Certain Covenants of the Pledgor. The Pledgor represents and warrants that (a) on the date of delivery to the Bank of any Remarketing Certificate(s) described herein, neither the Remarketing Agent, Co-Paying Agent nor the Trustee will, in its capacity as Remarketing Agent, Co-Paying Agent or Trustee, as the case may be, have any right, title or interest in or to the Remarketing Certificate(s); (b) it has, and on the date of delivery to the Bank of any Remarketing Certificate(s) will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Remarketing Certificate(s) pursuant to this Pledge and Security Agreement; (c) this Pledge and Security Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or limiting creditors' rights generally and subject to usual equity principles in the event that equitable remedies are sought; (d) no consent of any other party (including, without limitation, stockholders or creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge and Security Agreement; (e) the execution, delivery and performance of this Pledge and Security Agreement will not violate any provision of any law or regulation presently in effect having applicability to the Pledgor or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws of the Pledgor or of any securities issued by the Pledgor, or of any material mortgage, indenture lease contract, or other agreement, instrument or undertaking to which the Pledgor is a party or which is binding upon the Pledgor or upon any of the Pledgor's assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor, except as contemplated by this Pledge and Security Agreement; (f) there is no pending action or proceeding before any court, governmental agency or arbitrator against or directly involving the Pledgor and, to the best of the Pledgor's knowledge, there is no threatened action or proceeding affecting the Pledgor before any court, governmental agency or arbitrator which, in any case, is likely (to the extent not covered by insurance) materially to impair the Pledgor's ability to perform its obligations under this Pledge and Security Agreement; and (g) the pledge, assignment and delivery of Remarketing Certificate(s) pursuant to this Pledge and Security Agreement will create a valid first lien on and a first perfected security interest in, all right, title and interest of the Pledgor in and to such Remarketing Certificate(s), and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance created by the Pledgor or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Remarketing Certificate (5). The Pledgor covenants and agrees that upon delivery of any Remarketing Certificate to the Bank and payment of the proceeds of the related Principal Purchase Drawing or Interest Purchase Drawing if any, to or for the account of the holder who delivered such Certificate to the Co-Paying Agent or the Trustee pursuant to Section 3.02(e) of the Second Trust Agreement, the Pledgor will own the same free and clear of all lines, claims, encumbrances and security interests of any nature whatsoever created by the Pledgor, except for the lien and security interest provided for hereby, and the Pledgor covenants and agrees that it will defend the Bank's right, title and security interest in and to the Remarketing Certificate(s) and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Bank as Collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

        9. Negative Covenant. Except for interest on and duebill-checks in respect of Remarketing Certificate(s) which the Pledgor is entitled to receive under Section 3 hereof, and except as contemplated in Section 5 hereof, the Pledgor will not, without the prior written consent of the Bank, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge and Security Agreement and except for any of the foregoing which were not created by the Pledgor and which are being contested in good faith.

        10. Sale of Collateral. The Pledgor agrees to do or cause to be done all such other acts and things as may be necessary to make any sale or sales of any portion or all of the Remarketing Certificate(s) contemplated by Section 7 hereof valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect or such breach and, as a consequence, agrees that each and every covenant contained in this section shall be specifically enforceable against the pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Agreement. The Pledgor further acknowledges that impossibility of ascertaining the amount of damages which would be suffered by the Bank by reason of a breach of any of such covenants and, consequently, agrees that, if the Bank shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, against release to it of the Remarketing Certificate(s), an amount equal to the value of the Remarketing Certificate(s) on the date the Bank shall demand compliance with this Section.

        11. Amendments. Modifications and Waivers with Respect to Obligations. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Bank may be rescinded by the Bank and any of the Obligations continued, and the Obligations, or the liability of the Pledgor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Bank, and the Agreement or any collateral security documents of guarantees or documents in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Bank may deem advisable from time to time, and any collateral security at any time held by the Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Pledgor and without notice to or further assent by the pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Bank shall have no obligation to protect, secure, perfect or insure any other collateral security document or property subject thereto at any time held as security for the Obligations. The pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Bank upon this Pledge and Security Agreement, and the Obligations and any of them shall conclusively be deemed to have been created, contracted or incurred in reliance upon this pledge and Security Agreement, and all dealings between the Company and the Bank shall likewise be conclusively presumed to have been had or consummated in reliance upon this pledge and Security Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgor with respect to the Obligations.

        12. Further Assurances. The pledgor agrees that at any time and from time to time upon the written request of the Bank, the pledgor will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge and Security Agreement.

        13. Severability. Any provision of this Pledge and Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceabi1ity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        14. No Waiver; cumulative Remedies. The Bank shall not by an act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent herein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and not exclusive of any rights or remedies provided by law.

        15. Waivers. Amendments; Applicable Law. None of the terms or provisions of this Pledge and Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Bank. This Pledge and Security Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. This Pledge and Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of California.

        IN WITNESS WHEREOF, the Pledgor has caused this Pledge and Security Agreement to be duly executed and delivered by its duly authorized officer, and its corporate seal to be affixed on the day and year first above written.

                                            SOUTHERN CALIFORNIA WATER COMPANY,
                                            a California corporation



                                            By_________________________________

                                            Its:_______________________________

                                                                       EXHIBIT C

                SECURITY AGREEMENT (Second Trust Agreement Funds)


        This Agreement is made as of November 14, 1997, between The BANK OF NOVA SCOTIA ("Bank") and FIRST TRUST OF CALIFORNIA, as Trustee under the Second Trust Agreement hereinafter mentioned (the "Trustee"). Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Second Trust Agreement shall have the same meanings herein.

        Trustee has entered into a Second Trust Agreement, dated as of November 1, 1984, as amended and modified (the "Second Trust Agreement"), with Central Bank Leasing, Three Valleys Municipal Water District and Southern California Water Company (the "Company"), under which it, as Trustee, has agreed to take certain actions in the event of a drawing or drawings under the Letter of Credit.

        Trustee has agreed, pursuant to Sections 4.05, 4.06 and 15.02 of the Second Trust Agreement to pay or deliver to the Bank monies in the Funds specified in Sections 4.05, 4.06 and 15.02, respectively.

        Trustee acknowledges that, subject to the terms of the Second Trust Agreement and the Reimbursement Agreement dated as of October 3, 1997, between the Company and the Bank, the Bank has a security interest in all monies, interest payable thereon and investments held by the Trustee, as Trustee, which security interest is subordinate to the security interest granted in favor of the Trustee by the terms of the Second Trust Agreement. Insofar as the Bank's security interest in such monies, interest and investments is concerned, Trustee acknowledges that it holds such monies, interest and investments on behalf of the Bank to constitute the perfection of the Bank's security interest therein pursuant to the California Uniform Commercial Code without the necessity of filing.

        The Bank agrees that in the event such monies, interest and investments are paid to the Bank under the Second Trust Agreement, the Bank will indemnify and hold Trustee harmless from any liability or expenses Trustee may incur as a result of such payment, arising out of or relating to any action brought against Trustee by or on behalf of the Company, including without limitation any bankruptcy trustee thereof. The Bank shall have the right to defend any such action with counsel of the Bank's own selection, and Trustee will agree to any settlement of any such action approved by the Bank, provided that Trustee is concurrently indemnified as provided herein.

        This Agreement does not expand Trustee's powers, duties, or responsibilities under the Second Trust Agreement, and does not in any manner change, alter or diminish Trustee's duties to the holders of the Certificates as set forth in the Second Trust Agreement, nor create any conflict with such powers, duties or responsibilities. The parties acknowledge that Trustee's primary responsibility under the Second Trust Agreement is to the holders of the Bonds.

        This Agreement shall be governed by and construed in accordance with the laws of the State of California, and shall be binding upon each party hereto, its successors and assigns.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

                                          FIRST TRUST OF CALIFORNIA, as Trustee


                                          By
                                             -----------------------------------

                                          -------------------------------------
                                          Name and Title

                                          THE BANK OF NOVA SCOTIA

                                          By
                                             -----------------------------------

                                          --------------------------------------
                                          Name and Title